BUSINESS ACQUISITION REPORT
Form 51-102F4

Item 1 - Identity of Company

1.1             Name and Address of Company

The name and address of the principal office in Canada of the company is as follows:

Gammon Lake Resources Inc.
Suite 3900
1, Place Ville Marie
Montréal, Québec
H3B 4M7

Mailing Address:
1601 Lower Water Street
Suite 402, Summit Place, PO Box 2067
Halifax, Nova Scotia
B3J 2Z1

1.2             Executive Officer

The name and business telephone number of the executive officer of the company who is knowledgeable about the significant acquisition and this report are as follows:

Name: Bradley H. Langille, Chief Executive Officer of Gammon Lake Resources Inc.
Business Telephone Number: 902-468-0614

Item 2 - Details of the Acquisition

2.1             Nature of Business Acquired

On August 9, 2006, Gammon Lake Resources Inc. ("Gammon Lake") acquired all of the issued and outstanding common shares and stock options of Mexgold Resources Inc. ("Mexgold") by way of a plan of arrangement pursuant to Section 182 of the Business Corporations Act (Ontario) (the "Arrangement").

Mexgold is a Nova Scotia based mining company continued as of November 21, 2001 under the laws of Ontario. Mexgold is in the business of gold and silver mining, including exploration, development, extraction and processing. Mexgold has three mining properties and is currently focused on operating and developing them.

The principal and registered office of Mexgold is located at 1601 Lower Water Street, Suite 402, Summit Place, Halifax, Nova Scotia, B3J 2P8.

2.2             Date of Acquisition

On August 9, 2006, Gammon Lake acquired all of the issued and outstanding common shares and stock options of Mexgold by way of Arrangement.

2.3           Consideration

Under the Arrangement, all issued and outstanding common shares and options of Mexgold (other than common shares held by Gammon Lake) were deemed transferred to Gammon Lake in exchange for common shares and options of Gammon Lake on the basis of 0.47 Gammon Lake common shares for each Mexgold common share (rounded up if the fractional interest is 0.5 or more and rounded down if the fractional interest is less than 0.5), and Gammon Lake options exercisable for that number of Gammon Lake common shares that is equal to the number of Mexgold common shares that would otherwise have been issuable upon the exercise of Mexgold options multiplied by 0.47 (rounded down to the nearest whole Gammon Lake common share) at an exercise price per Gammon Lake common share equal to the exercise price of the applicable Mexgold option divided by 0.47. A total of 21,786,333 common shares of Gammon Lake and stock options of Gammon Lake exercisable to acquire up to an aggregate of 5,564,696 common shares of Gammon Lake were issued and granted, as applicable pursuant to the Arrangement.

In addition, the completion of the Arrangement triggered adjustment provisions under the terms of the outstanding and unexercised warrants to purchase Mexgold common shares, so that such warrants will be exercisable to acquire up to an aggregate of 186,120 common shares of Gammon Lake.

2.4            Effect on Financial Position

As a result of the Arrangement, Mexgold has become a wholly-owned subsidiary of Gammon Lake. The common shares of Mexgold were delisted from the TSX Venture Exchange on August 10, 2006 and Mexgold ceased to be a reporting issuer in all jurisdictions in which it was a reporting issuer.

2.5           Prior Valuations

TD Securities Inc. ("TD Securities") was retained by a special committee of independent directors of Mexgold (the "Special Committee") to prepare a valuation of the common shares of Mexgold and the consideration to be received by its shareholders under the Arrangement in accordance with Rule 61-501, and to provide an opinion as to the fairness to the shareholders (other than Gammon Lake), from a financial point of view, of the consideration to be received by such shareholders in connection with the Arrangement (the "Valuation and Fairness Opinion").

On May 28, 2006, at the request of the Special Committee, TD Securities verbally delivered the Valuation and Fairness Opinion. TD Securities subsequently confirmed the Valuation and Fairness Opinion to the Special Committee in writing. Based upon and subject to the assumptions, limitations, analyses and other matters set forth in the Valuation and Fairness Opinion, TD Securities concluded that, as of May 28, 2006, the fair market value of a Mexgold common share was in the range of $6.50 to $8.00 and that the market trading value of the consideration of 0.47 of a common share of Gammon Lake for each common share of Mexgold was in the range of $6.75 to $8.25 per Mexgold common share. Based upon and subject to the assumptions, limitations, analyses and other matters set forth in the Valuation and Fairness Opinion, TD Securities concluded that, as of May 28, 2006, the consideration to be received by the Mexgold shareholders (other than Gammon Lake) in connection with the Arrangement was fair, from a financial point of view, to such shareholders.

2.6           Parties to Transaction

Bradley H. Langille, Chief Executive Officer and a Director of Gammon Lake, Colin P. Sutherland, Chief Financial Officer and a Director of Gammon Lake, and Dale M. Hendrick, a Director of Gammon Lake, were, prior to the completion of the transaction, also directors and officers of Mexgold.

Gammon Lake was also an insider of Mexgold as it was a beneficial owner of more than 10 per cent of the issued and outstanding common shares of Mexgold prior to the completion of the transaction.

2.7           Date of Report

This report is dated as of the 20th day of October, 2006.

Item 3 - Financial Statements

The financial statements required to be included with this report pursuant to Part 8 of National Instrument 51-102 are attached hereto and are as follows:

(a)    audited financial statements of Mexgold for the years ended April 30, 2005 and 2004 and the notes thereto and the auditor's report thereon (Schedule "A");

(b)    audited financial statements of Mexgold for the periods ended December 31, 2005 and April 30, 2005 and the notes thereto and the auditor's report thereon (Schedule "B");

(c)    unaudited interim financial statements of Mexgold for the six-month period ended June 30, 2006 and the notes thereto (Schedule "C");

(d)   unaudited pro forma financial statements of Gammon Lake, which include (i) the compilation report of KPMG LLP in respect of such statements, (ii) pro forma consolidated balance sheet as at June 30, 2006, (iii) pro forma consolidated statements of operations for the six months ended June 30, 2006, for the five months ended December 31, 2005, and for the year ended July 31, 2005, and (iv) the notes in respect of such consolidated pro forma financial statements (Schedule "D").

SCHEDULE "A"
AUDITED FINANCIAL STATEMENTS OF MEXGOLD
FOR
 THE YEARS ENDED APRIL 30, 2005 AND 2004

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED APRIL 30, 2005 AND 2004

AUDITORS' REPORT

To the Shareholders of
Mexgold Resources Inc.
(formerly "Seven Clans Resources Ltd.")

We have audited the consolidated balance sheets of Mexgold Resources Inc. as at April 30, 2005 and 2004 and the consolidated statements of operations and deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

McGOVERN, HURLEY, CUNNINGHAM, LLP

Chartered Accountants

TORONTO, Canada
August 3, 2005

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
CONSOLIDATED BALANCE SHEETS
AS AT

	April 30,	April 30,
	2005	2004
	$	$
ASSETS
CURRENT
Cash and equivalents	2,028,089	5,809,831
Short term investments (Note 5)	11,044,071	20,013,170
Restricted funds (Note 8)	1,256,900	-
Receivables (Note 6)	1,593,173	1,016,632
Due from Met-Mex Peñoles, S.A. de C.V. (Note 10)	1,091,668	-
Prepaid expenses	58,459	110,335
Inventory	857,403	926,892

	17,929,763	27,876,860
MINING PROPERTY, PLANT AND EQUIPMENT (Note 7)	42,185,569	39,601,886
EXPLORATION PROPERTIES AND DEFERRED
EXPLORATION EXPENDITURES (Note 8)	4,989,063	2,270,859

	65,104,395	69,749,605

LIABILITIES
CURRENT
Accounts payable and accrued liabilities	2,764,349	3,863,018
Due to Met-Mex Peñoles, S.A. de C.V. (Note 10)	-	854,607
Advances from related parties (Note 11)	142,220	284,070
Current portion of long term debt (Note 12)	3,321,396	2,004,361
Future income taxes (Note 14)	257,200	296,600

	6,485,165	7,302,656
LONG TERM DEBT (Note 12)	5,875,868	8,745,350
FUTURE EMPLOYEE BENEFITS (Note 13)	2,827,463	2,749,493
FUTURE INCOME TAXES (Note 14)	5,532,800	6,200,000

	20,721,296	24,997,499

SHAREHOLDERS' EQUITY

CAPITAL STOCK (Note 15(a))	46,034,582	44,754,582
CONTRIBUTED SURPLUS (Note 15(d))	2,546,125	85,000
BROKER WARRANTS (Note 15(c))	1,723,080	1,723,080
DEFICIT	(5,920,688)	(1,810,556)

	44,383,099	44,752,106

	65,104,395	69,749,605

APPROVED ON BEHALF OF THE BOARD OF DIRECTORS:

Signed "Dale Hendrick" , Director

Signed "Bradley H. Langille", Director

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
FOR THE YEARS ENDED

	April 30,	April 30,
	2005	2004
	$	$

REVENUE	21,868,788	3,639,230

EXPENDITURES
Production costs	17,459,506	3,025,816
Depletion	2,757,571	649,963
Stock-based compensation (Notes 15(b) and (d))	2,461,125	-
General and administrative	2,210,882	628,208
Amortization	1,569,927	271,618
Interest expense	825,331	131,602
Professional, consulting and	357,536	409,121
Shareholder and investor information	310,611	440,140

	27,952,489	5,556,468

Loss before the under-noted items	(6,083,701)	(1,917,238)

Foreign exchange gain (loss)	787,874	(35,169)
Other income	33,161	74,612
Interest income	386,935	106,680

	1,207,970	146,123

Loss before income tax	(4,875,731)	(1,771,115)
Future income tax recovery (Note 14)	765,599	97,536

NET LOSS FOR THE YEAR	(4,110,132)	(1,673,579)

DEFICIT, beginning of year	(1,810,556)	(116,891)
Transaction costs (Note 4(a))	-	(20,086)

DEFICIT, end of year	(5,920,688)	(1,810,556)

LOSS PER SHARE – basic and diluted	(0.10)	(0.09)

WEIGHTED AVERAGE OUTSTANDING SHARES	42,956,400	19,254,458

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED

	April 30,	April 30,
	2005	2004
	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) for the year	(4,110,132)	(1,673,579)
Items not affecting cash:
Future income tax (recovery)	(765,599)	(97,536)
Depletion	2,757,571	649,963
Amortization	1,569,927	271,618
Stock-based compensation	2,461,125	39,000
Future employee benefits	77,970	(8,010)
Changes in non-cash working capital (Note 16)	(3,500,120)	482,531

Cash flows from operating activities	(1,509,258)	(336,013)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related parties	(141,850)	278,188
Repayment of long-term debt	(1,552,447)	272,221
Exercise of warrants	1,275,000	745,000
Exercise of options	5,000	13,350
Exercise of broker warrants	-	37,500
Issuance of common shares and warrants	-	44,700,948

Cash flows from financing activities	(414,297)	46,047,207

CASH FLOWS FROM INVESTING ACTIVITIES
Restricted funds	(1,256,900)	-
Cash acquired in reverse takeover transaction,
net of transaction costs (Note 4(a))	-	93,315
Acquisition of Compania Minera del Cubo, net of cash acquired (Note 4(b))	-	(17,993,729)
Short-term investments	8,969,099	(20,013,170)
Mining property, plant and equipment	(6,852,182)	(501,733)
Exploration properties and deferred exploration expenditures	(2,718,204)	(1,886,848)

Cash flows from investing activities	(1,858,187)	(40,302,165)

(DECREASE) INCREASE IN CASH AND EQUIVALENTS	(3,781,742)	5,409,029

CASH AND EQUIVALENTS, beginning of year	5,809,831	400,802

CASH AND EQUIVALENTS, end of year	2,028,089	5,809,831

SUPPLEMENTAL INFORMATION (Note 16)

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

1. NATURE OF OPERATIONS AND GOING CONCERN

Mexgold Resources Inc. ("Mexgold" or the "Company") was incorporated as a private company on November 25, 2002, under the Business Corporations Act (Ontario). The Company is in the business of gold and silver mining including exploration, development, extraction, and processing. There has been no determination whether properties held for exploration contain ore reserves which are economically recoverable. The recoverability of valuations assigned to mineral exploration properties is dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the mineral claims, the ability to obtain necessary financing to complete development, and future profitable production or proceeds from disposition. Changes in future conditions could require material write-downs of the carrying values. The Company's mining assets are located outside of Canada and are subject to the risk of foreign investment, including increases in taxes and royalties, renegotiation of contracts, currency exchange fluctuations and political uncertainty.

Although the Company has taken steps to verify title to the properties on which it is conducting exploration and in which it has an interest, in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee the Company's title. Property title may be subject to unregistered prior agreements and non-compliance with regulatory requirements.

The Company has an accumulated deficit of $5,920,688 and a current operating loss of $4,110,132. The Company's ability to continue to meet its obligations and carry out its planned exploration activities is uncertain and dependent upon the continued financial support of its shareholders and its ability to obtain third party financing. The Company's wholly-owned subsidiary, Compania Minera del Cubo, S.A. de C.V. has lost more than two thirds of its capital stock and, in accordance with Mexican law, this is a cause for dissolution, which any interested party may request be declared by the courts. These financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assume that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. If the going concern assumption was not appropriate for these consolidated financial statements, then adjustments would be necessary to the carrying values of assets and liabilities, the reported expenses and the balance sheet classifications used.

2. SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles and their basis of application is consistent with that of the previous year. Outlined below are those policies considered particularly significant.

Basis of consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Metales Interamericanos S.A. de C.V. ("Metales") and Compania Minera del Cubo, S.A. de C.V. ("El Cubo"). All material inter-company balances and transactions have been eliminated.

Use of estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Significant estimates and assumptions relating to the recoverability of mining properties and mineral exploration properties are made in accordance with Canadian mining industry practice. While management believes that the estimates and assumptions are reasonable, actual results could differ from those reported.

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and equivalents

Cash and equivalents include cash on hand and balances with banks, net of bank overdrafts, and highly liquid temporary investments.

Inventory

Inventory is comprised of spare parts and components for various mining equipment and is recorded at the lower of average cost and net realizable value.

Mining property, exploration properties and related deferred costs

Acquisition, exploration and development costs relating to mineral properties are deferred until the properties are brought into production, at which time they are amortized on the unit-of-production basis, or until the properties are abandoned or sold or management determines that the mineral property is not economically viable, at which time the cost of the property and related deferred costs are written off. The units-of-production amortization is calculated based on proven and probable reserves following commencement of production. The amounts at which mineral properties and the related deferred costs are recorded do not necessarily reflect present or future values.

Plant and equipment and amortization

Plant and equipment is recorded at cost. Amortization is calculated on the straight-line basis over the estimated useful lives of the assets as follows:

Buildings	33 years
Machinery & equipment	10 years
Transportation equipment	4 years
Furniture and fixtures	10 years

Future employee benefits

Seniority premiums to which employees are entitled upon termination of employment after 15 years of service, as well as the obligations under the Company's non-contributory retirement plan for employees, are recognized as expenses for the years in which the services are rendered, through contributions to an irrevocable trust fund and the establishment of accruals, based on actuarial studies made by independent experts. Past service costs and actuarial gains and losses are amortized into income over the expected average remaining life of the active employees participating in the plan.

Other compensation, based on length of service, to which employees may be entitled in the event of dismissal or death, in accordance with Mexican Federal Labour Law, is charged to income in the year in which it becomes payable.

Revenue recognition

Revenue is recognized when: (i) persuasive evidence that a sales arrangement exists; (ii) the risks and rewards of ownership pass to the purchaser including delivery of the product; (iii) the selling price is fixed or determinable, and (iv) collectibility is reasonably assured.

Sales of dore bars are recorded at the time of shipping to the refinery owned by Met-Mex Penoles, S.A. de C.V. Sales are recorded at estimated values determined by the Company, and are further adjusted based upon final quality assessment and quotations.

Hedging gains or losses are recognized in sales when the hedged production is sold.

Refining and treatment costs are considered as realization expenses and are deducted from sales.

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock based compensation and change in accounting policy

Effective May 1, 2003, the Company prospectively adopted the Recommendations of CICA Handbook Section 3870, Stock-based Compensation and Other Stock-based Payments for employees and non-employees. This Section establishes standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services. These recommendations require that compensation for all awards made to employees and non-employees be measured and recorded in the financial statements at fair value. The Company's stock option plan is described in Note 15(b).

Foreign currency transactions

The Company's functional and reporting currency is the Canadian dollar. Foreign currency monetary assets and liabilities are translated at the period end exchange rate. Non-monetary assets and liabilities, as well as revenue and expense transactions denominated in foreign currencies are translated at the rate prevailing at the time of the transaction. Translation gains or losses are recognized in the period in which they occur.

Income taxes

Income taxes are calculated using the asset and liability method of tax accounting. Under this method, current income taxes are recognized for the estimated income taxes payable for the current period. Future income tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and on unclaimed losses carried forward and are measured using the substantially enacted tax rates that will be in effect when the differences are expected to reverse or when unclaimed losses are expected to be utilized. A valuation allowance is recognized to the extent that the recoverability of future income tax assets is not considered more likely than not.

Loss per common share

Loss per common share is calculated based on the weighted average number of common shares outstanding for the period. Diluted loss per common share, when applicable, considers the potential exercise of outstanding options and warrants using the treasury-based method. Stock options and warrants outstanding were not included in the computation of diluted loss per share as their inclusion would be anti-dilutive.

Asset retirement obligations

Effective May 1, 2003, the Company adopted the recommendation of the Canadian Institute of Chartered Accountants ("CICA") for the accounting of asset retirement obligations. The Recommendation requires that the fair value of a liability for as asset retirement obligation be recognized in the period in which it is incurred. Also, when the liability is initially recorded, a corresponding increase in the carrying amount of the related asset is recorded.

On an annual basis, the liability is increased by the interest factor that was applied in the initial measurement of fair value and the asset is amortized over the estimated life of the related asset. The amount of the liability will be subject to the re-measurement at each reporting period. Any adjustment to this liability will impact the related asset. This differs from the prior practice, which involved accruing for the estimated reclamation liability through annual charges to earnings over the estimated life of the mine.

Due to uncertainties concerning environmental remediation, the ultimate cost to the Company of future site restoration could differ from the amounts provided. The estimate of the total liability of future site restoration costs is subject to change based on the amendments to laws and regulations and as new information concerning the Company's operations become available. Due to the developing nature of environmental regulations in Mexico, the Company is not able to determine the impact on its financial position, if any, of environmental laws and regulations that may be enacted in the future due to uncertainty surrounding the form that these laws and regulations may take. Existing Mexican laws impose no remediation obligations on the Company, although it may be held liable for any environmental damage caused by its operations. As at April 30, 2005, the Company has not incurred any asset retirement obligations.

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

3. CORRECTION OF ACTUARIAL ERROR

The Company has restated its consolidated balance sheet for the year ended April 30, 2004 in respect of the liability related to future employee benefits recorded by the Company as part of the acquisition of a 100% interest in the shares of El Cubo on March 5, 2004 (Note 4(b)). The actuary made a calculation error and, as a result, the future employee benefit obligation on the date of acquisition was understated by $1,144,800. The error has no material effect on the previously reported net loss, loss per share or working capital. The effect of the restatement is as follows:

Balance Sheet
As at April 30, 2004	As Previously	Purchase Price
	Reported	Adjustment	As Restated
	$	$	$
Current assets	27,876,860	-	27,876,860
Mining property, plant and equipment	38,090,886	1,511,000	39,601,886
Exploration property and deferred exploration
Expenditures	2,270,859	-	2,270,859
Total assets	68,238,605	1,511,000	69,749,605

Current liabilities	7,302,656	-	7,302,656
Long-term debt	8,745,350	-	8,745,350
Future employee benefits	1,604,693	1,144,800	2,749,493
Future income taxes	5,833,800	366,200	6,200,000
Total liabilities	23,486,499	1,511,000	24,997,499
Shareholders' equity	44,752,106	-	44,752,106
Total liabilities and shareholders' equity	68,238,605	1,511,000	69,749,605

4.     BUSINESS COMBINATIONS

a)     During the year ended April 30, 2004, Seven Clans Resources Ltd. ("Seven Clans") acquired all of the issued and outstanding shares of Mexgold. The holders of Seven Clans common shares received one post-consolidation common share or common share purchase warrant for every two common shares or common share purchase warrants held by them. The holders of Mexgold common shares received one post-consolidation Seven Clans common share or common share purchase warrant for each Mexgold common share or common share purchase warrant held by them on identical terms.

As a result of the transaction, the shareholders of Mexgold owned in excess of 50% of the outstanding shares of the combined entity. In accordance with CICA EIC-10, the substance of the transaction was a capital transaction and was accounted for as a reverse take-over since Mexgold was identified as the acquirer. In accordance with reverse take-over accounting, the consolidated balance sheet is a continuation of Mexgold, the capital structure reflects that of Seven Clans and the stated value of the share capital is that of Mexgold. Future comparative figures presented in the consolidated financial statements after the reverse takeover are those of the legal subsidiary, Mexgold.

Based on the unaudited balance sheet of Seven Clans at the time of the transaction, the net assets at estimated fair value that were acquired by Mexgold were as follows:

Net assets acquired
Cash	$113,401
Non-cash working capital	7,463
$120,864
Consideration
4,240,561 common shares	$120,864

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

4.     BUSINESS COMBINATIONS (Continued)

After the transaction, Seven Clans changed its name to Mexgold Resources Inc. Transaction costs of $20,086, were charged to deficit.

b)     On March 5, 2004, the Company acquired a 100% interest in the shares of Compania Minera del Cubo, a gold-silver mine ("El Cubo") located in Guanajuato, Mexico. The purchase price for El Cubo was US$13,571,500 (CAD$18,156,904).

The acquisition was accounted for using the purchase method of accounting, which results in the allocation of the consideration paid to the fair value of the assets acquired and the liabilities assumed. The Company acquired the net assets of El Cubo as indicated in the table below:
Net assets acquired
Cash	$505,850
Non-cash working capital (deficiency)	(3,765,976)
Mining property, plant and equipment	40,021,731
Long term debt	(8,910,387)
Future income tax liability	(6,594,136)
Future employee benefits	(2,757,503)

Net assets	$18,499,579
Consideration
Cash	$18,156,904
Cost of acquisition	342,675

$18,499,579

The purchase consideration of $18,499,579 for 100% of El Cubo exceeded the carrying value of the net assets acquired by $23,623,791, which was applied to increase the carrying value of the mining property and property, plant and equipment. The excess amount will not increase the carrying value of the underlying assets for tax purposes resulting in a temporary difference between accounting and tax values. The resulting estimated future income tax liability associated with the temporary difference of $23,623,791, was applied to increase the carrying value of the mining property by $7,559,477.

5.     SHORT-TERM INVESTMENTS

Short-term investments consist of commercial paper with a maturity of less than ninety days and an average interest rate of 2.44% (2004 – 1.90%).

6.     RECEIVABLES

Receivables consist of the following:

	2005	2004
	$	$
Commodity taxes recoverable	1,488,505
Income taxes recoverable	85,918	50,841
Other	18,750	20,959

	1,593,173	1,016,632

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

7.     MINING PROPERTY, PLANT AND EQUIPMENT

The El Cubo gold-silver project, purchased on March 5, 2004 (Note 4(b)), is located in the Guanajuato Mining District in Mexico, 475 kilometres northwest of Mexico City. The project consists of 58 exploitation and exploration concessions covering an area of 8,500 hectares. The El Cubo Gold-Silver Mine is currently operating as a multi-level underground mine with access ramps for mobile equipment and two vertical shafts for the hoisting of ore.

		2005			2004
		Accumulated	Net		Accumulated	Net
	Cost	Amortization	Book Value	Cost	Amortization	Book Value
	$	$	$	$	$	$

El Cubo gold-
silver mining
property	30,653,249	3,420,671	27,232,578	26,336,809	662,888	25,673,921
Buildings	6,353,412	1,910,613	4,442,799	6,353,210	1,622,249	4,730,961
Machinery and
equipment	17,176,515	6,959,842	10,216,673	14,803,539	5,710,399	9,093,140
Transportation
equipment	419,879	238,652	181,227	230,916	226,535	4,381
Furniture and
fixtures	259,927	211,572	48,355	233,401	197,855	35,546
Land	63,937	-	63,937	63,937	-	63,937

	54,926,919	12,741,350	42,185,569	48,021,812	8,419,926	39,601,886

8. EXPLORATION PROPERTIES AND DEFERRED EXPLORATION EXPENDITURES

The Guadalupe y Calvo mineral property is located in Sierre Madre Occidental physiographic province, Mexico, approximately 300 kilometres southwest of the City of Chihuahua and 200 kilometres west of the City of Hidalgo de Parral. The property is comprised of five mining titles totalling approximately 439.24 hectares.

In September, 2004, Metales entered into a mining lease agreement with Compania Minera Las Torres, S.A. de C.V. ("Torres"). Pursuant to the agreement, Metales acquired the right to explore, develop and mine the Las Torres Gold-Silver property located in Guanajuato State, Mexico, for a five-year period, subject to renewal for a further five-year period. The annual lease payments total US$480,000 for the first year and US$720,000 for each year thereafter. The Company paid the first year payment of US$480,000 in advance. The Company has provided a letter of credit in the amount of US$1 million in favour of the fulfilment of the terms and conditions as set forth in this mining lease agreement.

In addition, Metales is required to pay a 3.5% net smelter return on all gold and silver sales equal to or above US$350 per gold ounce and US$5.50 per silver ounce, with a minimum monthly royalty of US$20,000. The Company paid the first year payment in advance in the amount of US$240,000. The royalty will gradually decrease to a 3.0% net smelter return for sales of gold and silver at or below US$300 per gold ounce and US$5 per silver ounce.

	Balance,		Balance,		Balance,
	2003	Additions	2004	Additions	2005
	$	$	$	$	$
Guadalupe y Calvo project	384,011	1,886,848	2,270,859	702,341	2,973,200
Las Torres project	-	-	-	2,015,863	2,015,863

	384,011	1,886,848	2,270,859	2,718,204	4,989,063

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

9. FORWARD SALES CONTRACT

On December 24, 2003, the Company entered into a three-year contract to sell gold and silver to Met-Mex Peñoles, S. A. de C. V. This contract requires the Company to deliver on a monthly basis 50,000 silver ounces and 1,700 gold ounces at a fixed price of US$5.37 and US$400.55 respectively, for the period from January 1, to December 31, 2004. Prices for sales beyond December 31, 2004 have been set at market rates.

In addition, the Company has agreed to deliver to Met-Mex, 100% of its annual production, as follows:

	Ounces
	Silver	Gold
Year ended December 31, 2005	1,200,000	42,800
Year ended December 31, 2006	1,250,000	44,700

As at April 30, 2005, the unrealized loss on this forward sales contract was $Nil (2004 - $74,500) and the Company has not entered into any hedging contracts.

10. DUE FROM (TO) MET-MEX PENOLES, S.A. de C.V.

As at April 30, 2005, the Company had a short-term note payable to Met-Mex Peñoles, S. A. de C. V. ("Met-Mex") in the amount of $Nil (2004 - $854,607). The note included interest at LIBOR plus 500 basis points payable on a monthly basis. Principal and interest payments were made through a 5% reduction on each invoice payment of dore sold to Met-Mex (Note 9). As at April 30, 2005, the Company had a trade receivable balance of $1,091,668 from sales made to Met-Mex (2004 - $Nil).

11. ADVANCES FROM RELATED PARTIES

Advances from related parties are unsecured, non-interest bearing with no fixed terms of repayment and consist of the following:

	Relationship	2005	2004
		$	$

Gammon Lake Resources Inc.	Significant shareholder	142,220	264,600

Gammon Lake de Mexico S.A. de C.V.	Subsidiary of significant
	shareholder	-	14,247

Compania Tecnica Minera S.A. de C.V.	Controlled by a director of
	significant shareholder	-	5,223

		142,220	284,070

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

12. LONG-TERM DEBT

Mining Development Trust Loan

On December 21, 1999, El Cubo entered into a credit agreement with the Mining Development Trust for an amount of US$7,000,000 (CAD$8,544,900). On December 21, 2003, the loan was restructured to reflect an amended interest rate of LIBOR plus 650 basis points with monthly principal payments of CAD$198,758 to commence January, 2005. For the year ended April 30, 2005, the related interest expense amounted to CAD$740,459 (2004 – CAD$119,254). This loan is secured by a first priority mortgage over the rights deriving from El Cubo's mining concession rights, certain machinery and equipment of El Cubo and an industrial mortgage on buildings, machinery and equipment of El Cubo. As at April 30, 2005, the carrying value of the buildings, machinery, and equipment securing this loan was approximately $10,137,000 (2004 - $8,651,000). The balance of the loan as at April 30, 2005 was US$6,416,668 (CAD$8,081,223; 2004 - CAD$9,540,380).

Other Debt

On September 27, 2002 and June 6, 2003, El Cubo received two separate unsecured loans from an arms' length party, amounting to US$310,601 (CAD$390,394) and US$412,116 (CAD$517,989), respectively, which were utilized for working capital purposes, and matured on December 31, 2003. These loans bear interest at LIBOR plus 300 basis points. For the year ended April 30, 2005, the related interest expense amounted to CAD$45,022 (2004 - $12,348). At April 30, 2005 the loans amounted to CAD$908,383 (2004 – CAD$985,000).

On January 14, 2002 and September 25, 2002, 2003, El Cubo received two separate unsecured, non-interest bearing loans from an arms' length party, amounting to US$137,697 (CAD$173,071) and Ps305,000 (CAD$34,587), respectively, which were utilized for working capital purposes, and matured on December 31, 2003. As at April 30, 2005, the aggregate balance of the loans amounted to CAD$207,658 (2004 – CAD$224,331). Subsequent to year end, the Company paid $124,594, with the balance owing of $83,064 payable in equal instalments of $27,688 over three months commencing in August, 2005.

The above outstanding debt at April 30, 2005 matures as follows:

Year	Amount
$

April 30, 2006	3,321,396
April 30, 2007	2,203,450
April 30, 2008	2,203,450
April 30, 2009	1,468,968

9,197,264
Less: current portion	3,321,396

5,875,868

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

13. FUTURE EMPLOYEE BENEFITS

The Company has signed a collective labour agreement with the employees at El Cubo. In accordance with this agreement, the Company has the obligation to pay a retirement bonus which ranges from 26 to 43 days of salary for each year of service beyond 5 years. The Company is also liable to pay a seniority premium based on the equivalent of 12 days of salary for each year of service. The retirement bonus and seniority premium are payable upon death, disability, justified and unjustified dismissal, or voluntary retirement, provided the employee has rendered a minimum of 15 years of service to El Cubo.

A summary of the principal financial data relative to seniority premiums and pension plans is shown below:

	Pension	Seniority
	Benefit Plans	Premium	Total
	2005	2005	2005
Projected benefit obligation:	$	$	$
Balance, beginning of year	2,255,859	1,060,243	3,316,102
Foreign exchange rate changes	(127,619)	(59,981)	(187,600)
Pension cost	188,460	92,852	281,312
Actuarial (gain)	(156,790)	(69,421)	(226,211)

Balance, end of year	2,159,910	1,023,693	3,183,603

Projected benefit obligation, end of
year:	2,159,910	1,023,693	3,183,603
Unamortized transitional asset	(1,864,362)	(871,118)	(2,735,480)
Unamortized actuarial gain	202,803	71,692	274,495
Additional minimum liability	1,399,838	705,007	2,104,845

Total accrued liability	1,898,189	929,274	2,827,463

Employee future benefits expense:
Service cost	100,482	30,795	131,277
Interest cost	45,670	22,817	68,487
Amortization of prior service costs	42,308	39,240	81,548

Net expense for the year	188,460	92,852	281,312

Significant assumptions used:
Discount rate	4.00%	4.00%	4.00%
Rate of compensation increase	1.50%	1.50%	1.50%

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

13. FUTURE EMPLOYEE BENEFITS (Continued)

	Pension	Seniority
	Benefit Plans	Premium	Total
	2004	2004	2004
Projected benefit obligation:	$	$	$
Balance, beginning of year	-	-	-
Increase due to acquisition of El
Cubo (Note 4(b))	2,055,008	952,989	3,007,997
Pension cost	315,386	133,745	449,131
Actuarial (gain)	(114,535)	(26,491)	(141,026)

Balance, end of year	2,255,859	1,060,243	3,316,102

Projected benefit obligation, end of
year:	2,255,859	1,060,243	3,316,102
Unamortized transitional asset	(1,940,473)	(926,497)	(2,866,970)
Additional minimum liability	1,537,755	762,606	2,300,361
Liability accrued:
Total accrued liability	1,853,141	896,352	2,749,493

Employee future benefits expense:
Service cost	130,224	41,309	171,533
Interest cost	84,508	39,190	123,698
Amortization of prior service costs	100,654	53,246	153,900

Net expense for the year	315,386	133,745	449,131

Significant assumptions used:
Discount rate	4.00%	4.00%	4.00%
Rate of compensation increase	1.50%	1.50%	1.50%

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

14.  INCOME TAXES

The Company utilizes the asset and liability method of accounting for incomes taxes.

Provision for Income Taxes

Major items causing the Company's income tax rate to differ from the federal statutory rate of 36% (2004 – 36%) were as follows:

	2005	2004
	$	$

(Loss) before taxes:	(4,875,731)	(1,771,115)

Expected income tax recovery based on statutory rate	(1,755,199)	(637,600)
Adjustments to expected income tax benefit
Amortization and depletion	1,298,200	313,100
Stock-based compensation	886,000	14,000
Deductible costs	(184,300)	(188,600)
Foreign exchange gains	(382,100)	-
Difference in foreign tax rates	21,500	4,700
Change in valuation allowance	(649,700)	396,864

Future income tax (recovery)	(765,599)	(97,536)

Future Tax Balances

The tax effects of temporary differences that give rise to future income tax assets and liabilities at April 30, 2005 and 2004 were as follows:

	2005	2004
	$	$
Future income tax assets (liabilities)
Current
Inventory	(257,200)	(296,600)

Long-term
Mining properties, plant and equipment	(5,341,100)	(6,008,300)
Share issue costs	563,400	754,400
Non-capital loss carry forwards	3,843,600	2,564,400
	(934,100)	(2,689,500)
Valuation allowance	(4,598,700)	(3,510,500)

	(5,532,800)	(6,200,000)

Taxable income for the year ended April 30, 2005 is $Nil (2004 - $Nil). Based on the lack of historical taxable income, it cannot be reasonably estimated at this time if it is more likely than not that the Corporation will realize the benefits from future income tax assets. Consequently, the future recovery of losses arising from differences in tax values and accounting values have been reduced by an equivalent valuation allowance. The valuation allowance will be adjusted in the period that it is determined that it is more likely than not that some portion or all of the future tax assets will be realized.

The Company has approximately $163,000, $93,000, and $277,000 of Canadian development expenses, Canadian exploration expenditures, and foreign exploration and development expenses respectively, as at April 30, 2005 which, under certain circumstances, may be utilized to reduce taxable income of future years.

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

14.  INCOME TAXES (Continued)

As at April 30, 2005, the Company had available for deduction against future taxable income in Canada, non-capital losses of approximately $3,877,000 which, if un-utilized, begin to expire in the current year. The Company also had available for deduction against future taxable income in Mexico, non-capital losses of approximately $7,559,000 which, if un-utilized, begin to expire in 2008. The potential income tax benefit of these losses has not been recognized in the accounts. The non-capital losses expire as follows:

Year of Expiry	Canada	Mexico
	$	$
2006	20,000	-
2007	16,000	-
2008	47,000	49,000
2009	26,000	3,249,000
2010	63,000	2,228,000
2011	-	2,033,000
2014	1,461,000	-
2015	2,244,000	-

	3,877,000	7,559,000

15.   SHAREHOLDERS' EQUITY

a) Capital Stock
Legal Parent
Authorized
Unlimited number of common shares
Issued
43,418,901 common shares

Transactions during the period are as follows:
	Common
	Shares	Amount
	#	$
Balance of capital stock of legal parent (Seven Clans),
April 30, 2003 (Note 4(a))	8,481,121	524,942
Consolidation of capital stock on a 2:1 basis	(4,240,560)	-
	4,240,561	524,942
Balance of capital stock of legal subsidiary (Mexgold)	14,520,000	3,120,000
Elimination of Seven Clans' deficit	-	(404,078)
	18,760,561	3,240,864
Exercise of warrants	1,430,000	745,000
Exercise of broker warrants	50,000	37,500
Exercise of stock options	5,000	13,350
Private placement proceeds, net of costs	22,500,000	40,717,868

Balance, April 30, 2004	42,745,561	44,754,582
Adjustment	83,340	-
Exercise of warrants	580,000	1,275,000
Exercise of stock options	10,000	5,000

Balance, April 30, 2005 (See Note 22)	43,418,901	46,034,582

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

15.  SHAREHOLDERS' EQUITY (Continued)

Legal Subsidiary

Prior to the business combination, Mexgold Resources Inc. had issued the following common shares:

	Issued	Amount
	#	$
Balance, April 30, 2003	10,000,000	860,000
Private placement proceeds	4,520,000	2,260,000
Balance outstanding at time of reverse take-over	14,520,000	3,120,000

During the year ended April 30, 2004, the Company issued 4,520,000 units at $0.50 per unit for gross proceeds of $2,260,000. Each unit consisted of one common share of the Company and one common share purchase warrant. Each warrant entitles the holder to acquire one common share of the Company for $0.75 for a period of two years. The Company also issued 50,000 broker warrants entitling the agent to acquire one common share of the Company for $0.75 per share for a period of two years (see Note 15(c)).

The Company also completed a private placement financing consisting of 22.5 million units at $2.00 per unit for gross proceeds of $45 million. Each unit consisted of one common share of the Company and one-half of one common share purchase warrant. Each whole warrant entitles the holder to acquire one common share of the Company for $2.50 for a period of two years. The Company issued 996,000 broker warrants to the agent in connection with this private placement. Each broker warrant entitles the agent to acquire one common share of the Company for $2.35 per share for a period of three years (see Note 15(c)).

b) Stock Options

The Company has created a management stock option plan (the "Plan") under which the Company can issue 8,400,000 common shares. The options are non-transferable and non-assignable and may be granted for a term not exceeding five years. The exercise price of the options is fixed by the board of directors of the Company at the time of grant and the price shall not be less than the market price of the common shares at the time of grant, subject to all applicable regulatory requirements.

A summary of changes during the period is presented below.

		Weighted
	Options	average
	#	$
Balance, April 30, 2003	3,525,000	0.50
Granted	25,000	2.67
Exercised	(5,000)	(2.67)
Balance, April 30, 2004	3,545,000	0.51
Granted	4,250,000	2.79
Exercised	(10,000)	(0.50)
Balance, April 30, 2005	7,785,000	1.76

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

15.  SHAREHOLDERS' EQUITY (Continued)

As at April 30, 2005, the following options were outstanding:
	Options	Options	Exercise
Date of Grant	Outstanding	Exercisable	Price	Expiry Date
	#	#	$
January 15, 2003	3,515,000	3,515,000	0.50	January 15, 2008
February 6, 2004	3,580,000	1,342,500	2.67	February 6, 2009
March 8, 2004	600,000	225,000	3.50	March 8, 2009
July 2, 2004	50,000	18,750	3.00	July 2, 2009
November 5, 2004	10,000	-	2.30	November 5, 2009
February 3, 2005	15,000	-	2.50	February 2, 2010
March 4, 2005	15,000	-	2.50	March 4, 2010
	7,785,000	5,101,250

On October 20, 2004, the shareholders approved 4,220,000 options granted to directors, employees and consultants. These options vest over a two-year period from the date of grant, and the fair value amount of $2,461,125 was recorded for the period ended April 30, 2005 as stock-based compensation with a corresponding credit to contributed surplus.

The directors have approved the granting of an additional 10,000 options exercisable at $2.30 per share and 30,000 options exercisable at $2.50 per share, each for a period of five years, to employees and consultants. These options are subject to shareholder approval. These options will vest upon shareholder approval at which time $57,050 will be recorded as stock based compensation with a corresponding credit to contributed surplus.

The fair value of the option grant approved on October 20, 2004 and the option grants during the years ended April 30, 2005 and 2004 were calculated using the Black-Scholes option pricing model with the following weighted average assumptions:

	2005		2004
Dividend yield	0%	Dividend yield	0%
Expected volatility	68%	Expected volatility	67%
Expected risk free interest rate	3.96%	Expected risk free interest rate	3.54%
Expected life	4 years	Expected life	5 years

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

15.  SHAREHOLDERS' EQUITY (Continued)

c)     Share Purchase Warrants

A summary of changes during the period is presented below:
		Weighted
		average
	Warrants	exercise price
	#	$

Balance of warrants of legal parent, April 30, 2003 (Note 4(a))	1,500,000	0.20
Consolidation of warrants on a 2:1 basis	(750,000)
	750,000
Balance of warrants of legal subsidiary, April 30, 2003	1,500,000	0.10

Consolidated balance, April 30, 2003	2,250,000	0.20
Issued pursuant to private placements	15,770,000	2.02
Broker warrants granted	1,046,000	2.28
Exercised	(1,480,000)	(0.53)

Balance, April 30, 2004	17,586,000	1.91
Exercised	(580,000)	(2.20)

Balance, April 30, 2005 (see Note 22)	17,006,000	1.90

During the year ended April 30, 2004, 996,000 broker warrants were issued, exercisable at a price of $2.35, as compensation for a private placement of 22,500,000 common shares. The weighted average fair value of the broker warrants of $1.75 was determined using the Black-Scholes option pricing model based on the following assumptions: expected dividend yield of 0%; risk-free interest rate of 3.54% expected life of 3 years; and expected volatility of 67%. An equivalent amount was charged to common stock as a share issue expense.

As at April 30, 2005, the following warrants were issued and outstanding:

	Warrants	Exercise
Date of Grant	Outstanding	Price	Expiry Date
	#	$
December 22, 2002	1,400,000	0.10	July 31, 2005
July 31, 2003	3,840,000	0.75	July 31, 2005
February 26, 2004	10,770,000	2.50	February 26, 2006
February 26, 2004	996,000	2.35	February 26, 2007

	17,006,000

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

15. SHAREHOLDERS' EQUITY (Continued)

d)	Contributed Surplus
	A summary of changes during the period is presented below:
		Amount
		$
	Balance, April 30, 2003	46,000
	Stock-based compensation	39,000

	Balance, April 30, 2004	85,000
	Stock-based compensation (Note 15(b))	2,461,125

	Balance, April 30, 2005	2,546,125
16. STATEMENT OF CASH FLOWS
	2005	2004
	$	$
Changes in non-cash working capital is comprised of the following:
(Increase) in receivables	(576,541)	(486,801)
Decrease in prepaid expenses	51,876	55,273
Decrease (increase) in inventory	69,489	(55,004)
(Decrease) increase in accounts payable and accrued liabilities	(1,098,669)	883,776
(Increase) decrease in due from Met-Mex Peñoles, S.A. de C.V.	(1,946,275)	85,287

	(3,500,120)	482,531
Supplemental information
Interest paid	825,331	12,348
Income taxes paid	-	-

Non-cash transactions
Warrants issued for services	-	1,729,380

Cash and equivalents
Cash	1,689,085	5,576,808
Commercial paper with a term of less than 30 days	339,004	233,023

	2,028,089	5,809,831

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

17. RELATED PARTY TRANSACTIONS

During the year ended April 30, 2005, the Company paid management and consulting fees of $835,165 to a director of a significant shareholder of the Company and to corporations controlled by directors and officers of the Company (2004 - $253,326). The Company also paid consulting fees of $296,000 (2004 - $Nil) to a corporation controlled by a director of a significant shareholder of the Company. Included in accounts payable and accrued liabilities as at April 30, 2005, was $10,500 (2004 - $Nil) owing to this corporation.

Included in advances from related parties (Note 11) are the following expenditures incurred by Gammon Lake Resources Inc. on behalf of the Company for the year ended April 30, 2005:

	2005	2004
	$	$

Travel	114,510	133,800
Professional fees	55,200	54,300
General and administrative	52,150	65,000

	221,860	253,100

The above related party transactions have occurred in the normal course of operations and were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

18. COMMITMENTS AND CONTINGENCIES

a)     The Company is required under Mexican Law to pay employees, in addition to their compensation and benefits, the employee's statutory profit sharing in an amount equal to 10% of taxable income, subject to certain adjustments.

b)     Pursuant to the mining lease agreement with Torres disclosed in Note 8, minimum annual lease and royalty payment commitments for successive years approximate:

	Lease	Royalty
	payments	payments

2006	US$480,000	US$160,000
2007	720,000	240,000
2008	720,000	240,000
2009	720,000	240,000
2010	240,000	80,000

	US$2,880,000	US$960,000

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

19. SEGMENTED INFORMATION

The Company's principal operations are the acquisition, exploration and development, and mining of mineral properties in Mexico.

YEAR ENDED APRIL 30, 2005
	Canada	Mexico	Consolidated
	$	$	$

REVENUE	-	21,868,788	21,868,788

EXPENDITURES
Production costs	-	17,459,506	17,459,506
Depletion	-	2,757,571	2,757,571
Stock-based compensation	2,461,125	-	2,461,125
General and administrative	1,323,860	887,022	2,210,882
Amortization	-	1,569,927	1,569,927
Interest expense	-	825,331	825,331
Professional, consulting and management fees	308,964	48,572	357,536
Shareholder and investor information	310,611	-	310,611
	4,404,560	23,547,929	27,952,489

(LOSS) BEFORE THE FOLLOWING	(4,404,560)	(1,679,141)	(6,083,701)

Foreign exchange (loss) gain	(114,879)	902,753	787,874
Other income	-	33,161	33,161
Interest income	384,560	2,375	386,935
	269,681	938,289	1,207,970

	(4,134,879)	(740,852)	(4,875,731)
Future income tax recovery	-	765,599	765,599

NET (LOSS) INCOME FOR THE YEAR	(4,134,879)	24,747	(4,110,132)

AS AT APRIL 30, 2005
Mining and exploration properties, plant and
equipment	-	47,174,632	47,174,632

All of the trade receivables as at April 30, 2005 were receivable from Met-Mex (Note 9).

Substantially all cash is on deposit with a Canadian chartered bank. The short-term investments are with a Canadian chartered bank.

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

19. SEGMENTED INFORMATION (Continued)

YEAR ENDED APRIL 30, 2004
	Canada	Mexico	Consolidated
	$	$	$

REVENUE	-	3,639,230	3,639,230

EXPENDITURES
Production costs	-	3,025,816	3,025,816
Depletion	-	649,963	649,963
General and administrative	275,075	353,133	628,208
Amortization	-	271,618	271,618
Interest expense	-	131,602	131,602
Professional, consulting, and management fees	409,121	-	409,121
Shareholder and investor information	440,140	-	440,140
	1,124,336	4,432,132	5,556,468

(LOSS) BEFORE THE FOLLOWING	(1,124,336)	(792,902)	(1,917,238)

Foreign exchange gain (loss)	(34)	(35,135)	(35,169)
Other income	-	74,612	74,612
Interest income	106,525	155	106,680
	106,491	39,632	146,123

	(1,017,845)	(753,270)	(1,771,115)
Future income tax recovery	-	97,536	97,536

NET (LOSS) FOR THE YEAR	(1,017,845)	(655,734)	(1,673,579)

AS AT APRIL 30, 2004
Mining and exploration properties, plant and
equipment	-	41,872,745	41,872,745

All of the trade receivables as at April 30, 2004 were receivable from Met-Mex (Note 9).

Substantially all cash is on deposit with a Canadian chartered bank. The short-term investments are with a Canadian chartered bank.

20. FINANCIAL INSTRUMENTS

Fair value

Canadian generally accepted accounting principles require that the Company disclose information about the fair value of its financial assets and liabilities. Fair value estimates are made at the balance sheet date based on relevant market information and information about the financial instrument. The estimates are subjective in nature and involve uncertainties in significant matters of judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

The carrying amounts for cash and equivalents, short-term investments, restricted funds, receivables, due from Met-Mex Penoles, S.A. de C.V., accounts payable and accrued liabilities, and advances from related parties on the balance sheet approximate fair value because of the limited term of these instruments. The carrying values of the amount due to Met-Mex Penoles, S.A. de C.V. and long term debt approximate fair value as these loans are based on prevailing interest rates.

MEXGOLD RESOURCES INC.
(FORMERLY "SEVEN CLANS RESOURCES LTD.")
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2005

Foreign exchange risk

Certain of the Company's expenses are incurred in United States and Mexican currencies and are therefore subject to gains or losses due to fluctuations in these currencies.

Commodity price risk

The ability of the Company to develop its properties and the future profitability of the Company is directly related to the market price of gold and silver.

Concentration of credit risk

The Company sells most of its gold and silver production to Met-Mex pursuant to the contract disclosed in Note 9 and 100% of the trade receivables as at April 30, 2005 were due from Met-Mex; however, due to the nature of the gold and silver markets, the Company is not dependent upon this customer to provide a market for its products. The Company monitors the financial condition of its customers and considers the risk of loss to be remote.

21. COMPARATIVE FIGURES

Certain of the comparative figures as at April 30, 2004 have been restated to account for the actuarial error disclosed in Note 3 and to conform with account classification adopted for the current year.

22. SUBSEQUENT EVENTS

Subsequent to year end, 5,565,000 warrants were exercised resulting in total proceeds to the Company of $3,802,500. The total amount of warrants outstanding as of August 3, 2005 is 11,441,000 which expire on February 26, 2006 and February 26, 2007. Total proceeds of $28,483,100 would be received by the Company if all of the warrants were exercised.

See also Note 12.

SCHEDULE "B"

AUDITED FINANCIAL STATEMENTS OF MEXGOLD
FOR
THE PERIODS ENDED DECEMBER 31, 2005 AND APRIL 30, 2005

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIODS ENDED DECEMBER 31, 2005 AND APRIL 30, 2005

AUDITORS' REPORT

To the Shareholders of

Mexgold Resources Inc.

We have audited the consolidated balance sheets of Mexgold Resources Inc. as at December 31, 2005 and April 30, 2005 and the consolidated statements of operations and deficit and cash flows for the eight-month period ended December 31, 2005, and the twelve-month period ended April 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and April 30, 2005 and the results of its operations and its cash flows for the for the eight-month period ended December 31, 2005, and the twelve-month period ended April 30, 2005 in accordance with Canadian generally accepted accounting principles.

McGOVERN, HURLEY, CUNNINGHAM, LLP

Chartered Accountants

TORONTO, Canada
April 11, 2006

MEXGOLD RESOURCES INC.
CONSOLIDATED BALANCE SHEETS
AS AT

	December 31,	April 30,
	2005	2005
	$	$
ASSETS
CURRENT
Cash and equivalents (Note 14)	5,496,301	2,028,089
Short term investments (Note 3)	7,433,643	11,044,071
Restricted funds (Note 5)	1,189,218	1,256,900
Receivables (Note 4)	2,525,925	1,593,173
Due from Met-Mex Peñoles, S.A. de C.V. (Note 8)	1,354,482	1,091,668
Prepaid expenses	73,792	58,459
Inventory	1,924,242	857,403
Future income taxes (Note 12)	66,300	-

	20,063,903	17,929,763
MINING PROPERTY, PLANT AND EQUIPMENT (Note 5)	51,722,703	42,185,569
EXPLORATION PROPERTIES AND DEFERRED
EXPLORATION EXPENDITURES (Note 6)	2,948,011	4,989,063

	74,734,617	65,104,395

LIABILITIES
CURRENT
Accounts payable and accrued liabilities	3,241,914	2,764,349
Advances from related parties (Notes 9 and 15)	625,849	142,220
Current portion of long term debt (Note 10)	2,960,259	3,321,396
Future income taxes (Note 12)	-	257,200

	6,828,022	6,485,165
LONG TERM DEBT (Note 10)	4,153,591	5,875,868
FUTURE EMPLOYEE BENEFITS (Note 11)	2,751,537	2,827,463
FUTURE INCOME TAXES (Note 12)	4,241,300	5,532,800

	17,974,450	20,721,296

SHAREHOLDERS' EQUITY

CAPITAL STOCK (Note 13(a))	56,474,082	46,034,582
CONTRIBUTED SURPLUS (Note 13(d))	6,149,877	2,546,125
BROKER WARRANTS (Note 13(c))	1,031,080	1,723,080
DEFICIT	(6,894,872)	(5,920,688)

	56,760,167	44,383,099

	74,734,617	65,104,395

GOING CONCERN (Note 1)

COMMITMENTS AND CONTINGENCIES (Notes 5 and 16)

APPROVED ON BEHALF OF THE BOARD OF DIRECTORS:

Signed "Dale Hendrick" , Director

Signed "Bradley H. Langille", Director

See accompanying notes to the consolidated financial statements

1

MEXGOLD RESOURCES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

	8 months ended	12 months ended
	December 31,	April 30,
	2005	2005
	$	$

REVENUE	20,857,889	21,868,788

EXPENDITURES
Production costs	13,412,957	17,459,506
Stock-based compensation (Notes 13(b) and (d))	3,603,752	2,461,125
Depletion	3,004,966	2,757,571
General and administrative	2,157,083	2,210,882
Amortization	1,260,317	1,569,927
Interest expense	495,208	825,331
Professional, consulting and	154,185	357,536
Shareholder and investor information	19,391	310,611

	24,107,859	27,952,489

Loss before the under-noted items	(3,249,970)	(6,083,701)

Foreign exchange gain	428,870	787,874
Other income	18,034	33,161
Interest income	185,111	386,935

	632,015	1,207,970

Loss before income tax	(2,617,955)	(4,875,731)
Future income tax recovery (Note 12)	1,643,771	765,599

NET LOSS FOR THE PERIOD	(974,184)	(4,110,132)

DEFICIT, beginning of period	(5,920,688)	(1,810,556)

DEFICIT, end of period	(6,894,872)	(5,920,688)

LOSS PER SHARE – basic and diluted	(0.02)	(0.10)

WEIGHTED AVERAGE OUTSTANDING SHARES	47,427,558	42,956,400

See accompanying notes to the consolidated financial statements

2

MEXGOLD RESOURCES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	8 months ended	12 months ended
	December 31,	April 30,
	2005	2005
	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) for the period	(974,184)	(4,110,132)
Items not affecting cash:
Future income tax (recovery)	(1,643,771)	(765,599)
Stock-based compensation	3,603,752	2,461,125
Depletion	3,004,966	2,757,571
Amortization	1,260,317	1,569,927
Unrealized foreign exchange (gain)	(423,747)	-
Future employee benefits	(75,925)	77,970
Accrued interest on long-term debt	479,844	-
Changes in non-cash working capital (Note 14)	(4,122,772)	(3,500,120)

Cash flows from operating activities	1,108,480	(1,509,258)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related parties	483,629	(141,850)
Repayment of long-term debt	(2,043,058)	(1,552,447)
Exercise of warrants	9,747,500	1,275,000
Exercise of options	-	5,000

Cash flows from financing activities	8,188,071	(414,297)

CASH FLOWS FROM INVESTING ACTIVITIES
Restricted funds	-	(1,256,900)
Short-term investments	3,610,428	8,969,099
Mining property, plant and equipment	(9,438,767)	(6,852,182)
Exploration properties and deferred exploration expenditures	-	(2,718,204)

Cash flows from investing activities	(5,828,339)	(1,858,187)

INCREASE (DECREASE) IN CASH AND EQUIVALENTS	3,468,212	(3,781,742)

CASH AND EQUIVALENTS, beginning of period	2,028,089	5,809,831

CASH AND EQUIVALENTS, end of period	5,496,301	2,028,089

SUPPLEMENTAL INFORMATION (Note 14)

See accompanying notes to the consolidated financial statements

3

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

1. NATURE OF OPERATIONS AND GOING CONCERN

Mexgold Resources Inc. ("Mexgold" or the "Company") was incorporated as a private company on November 25, 2002, under the Business Corporations Act (Ontario). The Company has changed its year-end from April 30 to December 31. The reason for the change of year-end is to make the reporting period of the Company consistent with other precious metal producing issuers.

The Company is in the business of gold and silver mining including exploration, development, extraction, and processing. There has been no determination whether properties held for exploration contain ore reserves which are economically recoverable. The recoverability of valuations assigned to mineral exploration properties is dependent upon the discovery of economically-recoverable reserves, confirmation of the Company's interest in the mineral claims, the ability to obtain necessary financing to complete development, and future profitable production or proceeds from disposition. Changes in future conditions could require material write-downs of the carrying values. The Company's mining assets are located outside of Canada and are subject to the risk of foreign investment, including increases in taxes and royalties, renegotiation of contracts, currency exchange fluctuations and political uncertainty.

Although the Company has taken steps to verify title to the properties on which it is conducting exploration and in which it has an interest, in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee the Company's title. Property title may be subject to unregistered prior agreements and non-compliance with regulatory requirements.

The Company has an accumulated deficit of $6,894,872 and a current operating loss of $974,184. The Company's ability to continue to meet its obligations and carry out its planned exploration activities is uncertain and dependent upon the continued financial support of its shareholders and its ability to obtain third party financing. The Company believes it has sufficient liquidity to carry out its planned exploration activities, and during and subsequent to the year-end, the Company received $21,137,500 from the exercise of all of the outstanding warrants expiring on February 26, 2006.

2. SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles and their basis of application is consistent with that of the previous year. Outlined below are those policies considered particularly significant.

Basis of consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Metales Interamericanos S.A. de C.V. ("Metales") and Compania Minera del Cubo, S.A. de C.V. ("El Cubo"). All material inter-company balances and transactions have been eliminated.

4

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Measurement uncertainty

The preparation of financial statements, in conformity with Canadian generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates are related to the recoverability of mining and mineral exploration properties and depletion calculations, which are made in accordance with Canadian mining industry practice. Other significant estimates included stock-based compensation and future tax assets and liabilities. While management believes that the estimates and assumptions are reasonable, actual results could differ from those reported.

The valuation of the mining properties and related depletion expense is based upon management's estimate of proven and probable reserves. By their nature, these estimates of reserves, including the estimates of future prices and costs, and the related future cash flows are subject to measurement uncertainty, and the impact on the consolidated financial statements of future periods could be material.

Cash and equivalents

Cash and equivalents include cash on hand and balances with banks, net of bank overdrafts, and highly liquid temporary investments with a maturity of less than ninety days.

Inventory

Inventory is comprised of spare parts and components for various mining equipment and is recorded at the lower of average cost and net realizable value.

Mining property, exploration properties and related deferred costs

Acquisitions, exploration and development costs relating to mineral properties are deferred until the properties are brought into production, at which time they are amortized on the unit of production method based on estimated proven and probable reserves. If it is determined that the deferred costs related to a property are not recoverable over its productive life, those costs will be written down to fair value as a charge to operations in the period in which the determination is made. The amounts at which mineral properties and the related deferred costs are recorded, do not necessarily reflect present or future values.

The recoverability of the book value of each property is assessed annually for indicators of impairment such as adverse changes to any of the following:

- estimated recoverable ounces of gold
- estimated future commodity prices
- estimated expected future operating costs, capital expenditures and reclamation expenditures

A write-down to fair value is recorded when the expected future cash flow is less than the net book value of the property.

Plant and equipment and amortization

Plant and equipment is recorded at cost. Amortization is calculated on the straight-line basis over the estimated useful lives of the assets as follows:

Buildings	33 years
Machinery & equipment	10 years
Transportation equipment	4 years
Furniture and fixtures	10 years

5

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Future employee benefits

Seniority premiums to which employees are entitled upon termination of employment after 15 years of service, as well as the obligations under the Company's non-contributory retirement plan for employees, are recognized as expenses for the years in which the services are rendered, through contributions to an irrevocable trust fund and the establishment of accruals, based on actuarial studies made by independent experts. Past service costs and actuarial gains and losses are amortized into income over the expected average remaining life of the active employees participating in the plan.

Other compensation, based on length of service, to which employees may be entitled in the event of dismissal or death, in accordance with Mexican Federal Labour Law, is charged to income in the year in which it becomes payable.

Revenue recognition

Revenue from the sale of bullion, concentrate and industrial metals are recognized when ownership passes to the purchaser at which time the following conditions are met : (i) persuasive evidence that a sales arrangement exists; (ii) the risks and rewards of ownership pass to the purchaser including delivery of the product; (iii) the selling price is fixed or determinable, and (iv) collectibility is reasonably assured.

Sales of dore bars are recorded at the time of shipping to the refinery owned by Met-Mex Penoles, S.A. de C.V. Sales are recorded at estimated values determined by the Company, and are further adjusted based upon final quality assessment and quotations.

Refining and treatment costs are considered as realization expenses and are deducted from sales.

Stock based compensation and change in accounting policy

Effective May 1, 2003, the Company prospectively adopted the Recommendations of CICA Handbook Section 3870, Stock-based Compensation and Other Stock-based Payments for employees and non-employees. This Section establishes standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services. These recommendations require that compensation for all awards made to employees and non-employees be measured and recorded in the financial statements at fair value. The Company's stock option plan is described in Note 13(b).

Foreign currency transactions

The Company's functional and reporting currency is the Canadian dollar. Foreign currency monetary assets and liabilities are translated at the period end exchange rate. Non-monetary assets and liabilities, as well as revenue and expense transactions denominated in foreign currencies are translated at the rate prevailing at the time of the transaction. Translation gains or losses are recognized in the period in which they occur.

Income taxes

Income taxes are calculated using the asset and liability method of tax accounting. Under this method, current income taxes are recognized for the estimated income taxes payable for the current period. Future income tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and on unclaimed losses carried forward and are measured using the substantially enacted tax rates that will be in effect when the differences are expected to reverse or when unclaimed losses are expected to be utilized. A valuation allowance is recognized to the extent that the recoverability of future income tax assets is not considered more likely than not.

Loss per common share

Loss per common share is calculated based on the weighted average number of common shares outstanding for the period. Diluted loss per common share, when applicable, considers the potential exercise of outstanding options and warrants using the treasury-based method. Stock options and warrants outstanding were not included in the computation of diluted loss per share as their inclusion would be anti-dilutive.

6

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Asset retirement obligations

Effective May 1, 2003, the Company adopted the recommendation of the Canadian Institute of Chartered Accountants ("CICA") for the accounting of asset retirement obligations. The Recommendation requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. Also, when the liability is initially recorded, a corresponding increase in the carrying amount of the related asset is recorded.

On an annual basis, the liability is increased by the interest factor that was applied in the initial measurement of fair value and the asset is amortized over the estimated life of the related asset. The amount of the liability will be subject to the re-measurement at each reporting period. Any adjustment to this liability will impact the related asset. This differs from the prior practice, which involved accruing for the estimated reclamation liability through annual charges to earnings over the estimated life of the mine.

Due to uncertainties concerning environmental remediation, the ultimate cost to the Company of future site restoration could differ from the amounts provided. The estimate of the total liability of future site restoration costs is subject to change based on the amendments to laws and regulations and as new information concerning the Company's operations become available. Due to the developing nature of environmental regulations in Mexico, the Company is not able to determine the impact on its financial position, if any, of environmental laws and regulations that may be enacted in the future due to uncertainty surrounding the form that these laws and regulations may take. Existing Mexican laws impose no remediation obligations on the Company, although it may be held liable for any environmental damage caused by its operations. As at December 31, 2005, the Company has not incurred any asset retirement obligations.

Recent accounting pronouncements

In 2005 the CICA issued Section 3855, Financial Instruments, Recognition and Measurement. This section establishes for recognizing and measuring financial assets, financial liabilities and non-financial derivatives. The following four fundamental decisions serve as cornerstones underlying this Section:

1) financial instruments and non-financial derivatives represent rights or obligations that meet the definition of assets or liabilities and should be reported in the financial statements;

2) the fair value is the most relevant measure for financial instruments and the only relevant measure for derivative financial instruments;

3) only items that are assets or liabilities should be reported as such in financial statements; and

4) special accounting for items designated as being part of a hedging relationship should be provided only for qualifying items.

The mandatory effective date for the new Section is for interim and annual financial statements relating to fiscal years beginning on or after October 1, 2006. Management does not expect the adoption of this standard to have a material effect on the Company's financial position and results of operation.

During 2005, the CICA also issued Section 3861, Financial Instruments – Disclosure and presentation. This section establishes standards for presentation of financial instruments and non-financial derivatives, and identifies the information that should be disclosed about them. The presentation paragraphs deal with the classification of financial instruments, from the perspective of the issuer, between liabilities and equity, the classification of related interest, dividends, losses and gains, and the circumstances in which financial assets and financial liabilities are offset. The disclosure paragraphs deal with information about factors that affect the amount, timing and certainty of an entity's future cash flows relating to financial instruments, the business purposes they serve, the risks associated with them and management's policies for controlling these risks. This Section applies to interim and annual financial statements relating to fiscal years beginning on or after October 1, 2006. Management does not expect the adoption of this standard to have a material effect on the Company's consolidated financial position and results of operations.

7

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

3. SHORT-TERM INVESTMENTS

Short-term investments consist of commercial paper with a maturity of less than ninety days and an average interest rate of 3.56% (April 30, 2005 – 2.44%).

4. RECEIVABLES

Receivables consist of the following:

	December 31,	April 30,
	2005	2005
	$	$
Commodity taxes recoverable	2,492,172	1,488,505
Income taxes recoverable and other	33,753	104,668

	2,525,925	1,593,173

5. MINING PROPERTY, PLANT AND EQUIPMENT

The El Cubo gold-silver project, purchased on March 5, 2004, is located in the Guanajuato Mining District in Mexico, 475 kilometres northwest of Mexico City. The project consists of 58 exploitation and exploration concessions covering an area of 8,500 hectares. The El Cubo Gold-Silver Mine is currently operating as a multi-level underground mine with access ramps for mobile equipment and two vertical shafts for the hoisting of ore.

In September, 2004, Metales entered into a mining lease agreement with Compania Minera Las Torres, S.A. de C.V. ("Torres"). Pursuant to the agreement, Metales acquired the right to explore, develop and mine the Las Torres Gold-Silver property located in Guanajuato State, Mexico, for a five-year period, subject to renewal for a further five-year period. The annual lease payments total US$480,000 for the first year and US$720,000 for each year thereafter. To December 31, 2005, the Company has paid US$720,000. The Company has provided a letter of credit in the amount of US$1 million (CAD$1,189,218; April 30, 2005 - CAD$1,256,900) in favour of the fulfilment of the terms and conditions as set forth in this mining lease agreement.

In addition, Metales is required to pay a 3.5% net smelter return on all gold and silver sales equal to or above US$350 per gold ounce and US$5.50 per silver ounce, with a minimum monthly royalty of US$20,000. To December 31, 2005, the Company has paid US$320,000. The royalty will gradually decrease to a 3.0% net smelter return for sales of gold and silver at or below US$300 per gold ounce and US$5 per silver ounce.

During the last two months of 2005, the Las Torres property went into production. As a result, all capitalized expenditures on the balance sheet were reallocated from exploration property to mining property.

8

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

5. MINING PROPERTY, PLANT AND EQUIPMENT (Continued)

	December 31, 2005			April 30, 2005
			Net			Net
		Accumulated	Book		Accumulated	Book
	Cost	Amortization	Value	Cost	Amortization	Value
	$	$	$	$	$	$
El Cubo gold-
silver mining
property	36,269,558	6,321,363	29,948,19	30,653,249	3,420,671	27,232,578
Las Torres gold-
silver mining
property	5,224,356	104,487	5,119,86	-	-	-
Buildings	6,973,126	2,106,723	4,866,40	6,353,412	1,910,613	4,442,799
Machinery and
equipment	19,168,472	7,956,984	11,211,48	17,176,515	6,959,842	10,216,673
Transportation
equipment	637,492	280,479	357,01	419,879	238,652	181,227
Furniture and
fixtures	380,145	224,347	155,79	259,927	211,572	48,355
Land	63,937	-	63,93	63,937	-	63,937

	68,717,086	16,994,383	51,722,70	54,926,919	12,741,350	42,185,569

6. EXPLORATION PROPERTIES AND DEFERRED EXPLORATION EXPENDITURES

The Guadalupe y Calvo mineral property is located in Sierre Madre Occidental physiographic province, Mexico, approximately 300 kilometres southwest of the City of Chihuahua and 200 kilometres west of the City of Hidalgo de Parral. The property is comprised of five mining titles totalling approximately 436.5705 hectares.

					Balance,
	Balance,		Balance,		December
	April 30,	Additions	April 30,	Additions	31,
	2004	(Transfers)	2005	(Transfers)	2005
	$	$	$	$	$
Guadalupe y Calvo project	2,270,859	702,341	2,973,200	(25,189)	2,948,011
Las Torres project (Note 5)	-	2,015,863	2,015,863	(2,015,863) *	-

	2,270,859	2,718,204	4,989,063	(2,041,052)	2,948,011

*During the eight-month period ended, the Las Torres project went into production and as a result, all capitalized expenditures were reallocated to mining properties (see Note 5).

7. FORWARD SALES CONTRACT

On December 24, 2003, the Company entered into a three-year contract to sell gold and silver to Met-Mex Peñoles, S. A. de C. V., an arm's length, privately held corporation incorporated in Mexico. This contract requires the Company to deliver on a monthly basis 50,000 silver ounces and 1,700 gold ounces at a fixed price of US$5.37 and US$400.55 respectively, for the period from January 1, to December 31, 2004. Prices for sales beyond December 31, 2004 have been set at market rates.

9

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

In addition, the Company has agreed to deliver to Met-Mex, 100% of its annual production for the year ended December 31, 2006 (44,700 silver ounces and 1,250,000 gold ounces). There are no penalties for not delivering the amounts as outlined.

The Company has not entered into any hedging contracts.

8. DUE FROM MET-MEX PENOLES, S.A. de C.V.

As at December 31, 2005, the Company had a trade receivable balance of $1,354,482 from sales made to Met-Mex (April 30, 2005 - $1,091,668).

9. ADVANCES FROM RELATED PARTIES

Advances from related parties are unsecured, non-interest bearing with no fixed terms of repayment and consist of the following:

		December
	Relationship	31,	April 30,
		2005	2005
		$	$

Gammon Lake Resources Inc.	Significant shareholder	625,849	142,220

10. LONG-TERM DEBT

Mining Development Trust Loan

On December 21, 1999, El Cubo entered into a credit agreement with the Mining Development Trust for an amount of US$7,000,000 (CAD$8,544,900). On December 21, 2003, the loan was restructured to reflect an amended interest rate of LIBOR plus 650 basis points with monthly principal payments of CAD$198,758 to commence January, 2005. For the eight months ended December 31, 2005, the related interest expense amounted to CAD$ 465,662 (April 30, 2005 – CAD$740,459). This loan is secured by a first priority mortgage over the rights deriving from El Cubo's mining concession rights, certain machinery and equipment of El Cubo and an industrial mortgage on buildings, machinery and equipment of El Cubo. As at December 31, 2005, the carrying value of the buildings, machinery, and equipment securing this loan was approximately $12,207,161 (April 30, 2005 - $10,137,000). The balance of the loan as at December 31, 2005 was US$5,250,004 (CAD$6,175,247; April 30, 2005 - CAD$8,081,223).

Other Debt

On September 27, 2002 and June 6, 2003, El Cubo received two separate unsecured loans from an arms' length party, amounting to US$310,601 (CAD$362,130) and US$412,116 (CAD$480,486), respectively, which were utilized for working capital purposes, and matured on December 31, 2003. These loans bear interest at LIBOR plus 300 basis points. For the eight months ended December 31, 2005, the related interest expense amounted to CAD$37,500 (April 30, 2005 - $45,022). At December 31, 2005 the loans amounted to CAD$842,616 (April 30, 2005– CAD$908,383).

On September 8, 2005, the Company received loan from Nacional Financiera, S.N.C. of CAD$109,700 (Ps 1,000,000), which was used to finance an energy-saving project. This loan is a non-interest bearing loan, with quarterly payments of Ps125,000 beginning on December 31, 2005, and as of December 31, 2005, the aggregate balance of the loan amounted to CAD$95,987 (Ps875,000).

The above outstanding debt at December 31, 2005 matures as follows:

10

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

Year	Amount
$

December 31, 2006	2,960,259
December 31, 2007	2,097,364
December 31, 2008	2,056,227

7,113,850
Less: current portion	2,960,259

4,153,591

11. FUTURE EMPLOYEE BENEFITS

The Company has signed a collective labour agreement with the employees at El Cubo. In accordance with this agreement, the Company has the obligation to pay a retirement bonus, which ranges from 26 to 43 days of salary for each year of service beyond 5 years. The Company is also liable to pay a seniority premium based on the equivalent of 12 days of salary for each year of service. The retirement bonus and seniority premium are payable upon death, disability, justified and unjustified dismissal, or voluntary retirement, provided the employee has rendered a minimum of 15 years of service to El Cubo.

A summary of the principal financial data relative to seniority premiums and pension plans as at December 31, 2005 is shown below:

	December 31, 2005
	Pension	Seniority	Total
	benefit plans	premium	premiums

Projected benefit obligation:	$	$	$
Balance at beginning of period	2,159,910	1,023,693	3,183,603
Foreign exchange adjustment	(74,870)	(35,567)	(110,437)
Service cost	251,399	120,986	372,385
Actuarial (gain) loss	(262,229)	(85,735)	(347,964)

Balance at end of period	2,074,210	1,023,377	3,097,587

Projected benefit obligation, end of
period	2,074,210	1,023,377	3,097,587
Unamortized transitional asset	(1,775,797)	(823,507)	(2,599,304)
Unamortized actuarial gain	246,010	38,159	284,169
Additional minimum liability	1,281,723	687,362	1,969,085

Total accrued liability (Ps 25,029,185)	1,826,146	925,391	2,751,537

Employee future benefits expense:
Service cost	132,330	40,126	172,456
Interest cost	63,942	29,731	93,673
Amortization of prior service costs	55,127	51,129	106,257

Net expense for the period	251,399	120,986	372,385

Significant assumptions used:
Discount rate	4.00%	4.00%	4.00%

Rate of compensation increase	1.50%	1.50%	1.50%

11

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

11. FUTURE EMPLOYEE BENEFITS (Continued)

	April 30, 2005
	Pension	Seniority
	Benefit Plans	Premium	Total

Projected benefit obligation:	$	$	$
Balance, beginning of year	2,255,859	1,060,243	3,316,102
Foreign exchange rate changes	(127,619)	(59,981)	(187,600)
Pension cost	188,460	92,852	281,312
Actuarial (gain)	(156,790)	(69,421)	(226,211)

Balance, end of year	2,159,910	1,023,693	3,183,603

Projected benefit obligation, end of year:	2,159,910	1,023,693	3,183,603
Unamortized transitional asset	(1,864,362)	(871,118)	(2,735,480)
Unamortized actuarial gain	202,803	71,692	274,495
Additional minimum liability	1,399,838	705,007	2,104,845

Total accrued liability
(Ps24,933,540)	1,898,189	929,274	2,827,463

Employee future benefits expense:
Service cost	100,482	30,795	131,277
Interest cost	45,670	22,817	68,487
Amortization of prior service costs	42,308	39,240	81,548

Net expense for the year	188,460	92,852	281,312

Significant assumptions used:
Discount rate	4.00%	4.00%	4.00%
Rate of compensation increase	1.50%	1.50%	1.50%

12

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

12. INCOME TAXES

The Company utilizes the asset and liability method of accounting for incomes taxes.

Provision for Income Taxes

Major items causing the Company's income tax rate to differ from the federal statutory rate of 38% (April 30, 2005 – 36%) were as follows:

	For the 8	For the 12
	months ended	months ended
	December 31,	April 30,
	2005	2005
	$	$

(Loss) before taxes:	(2.617,955)	(4,875,731)

Expected income tax recovery based on statutory rate	(994,871)	(1,755,199)
Adjustments to expected income tax benefit
Amortization and depletion	-	1,298,200
Stock-based compensation	1,369,400	886,000
Deductible costs	(130,500)	(184,300)
Tax effect of expiry of losses	7,500	-
Foreign exchange	(163,000)	(382,100)
Effect of statutory tax rate change	(386,000)	21,500
Other non-deductible costs	130,400	-
Adjustment for unrecorded losses	(436,100)	-
Change in valuation allowance	(1,040,600)	(649,700)

Future income tax (recovery)	(1,643,771)	(765,599)

Future Tax Balances
The tax effects of temporary differences that give rise to future income tax assets and liabilities at December 31, 2005 and April 30, 2005 were as follows:

	December 31,	April 30,
	2005	2005
	$	$
Future income tax assets (liabilities)
Current
Liability provisions	66,300	-
Inventory	-	(257,200)
	66,300	(257,200)
Long-term
Mining properties, plant and equipment	(6,523,200)	(5,341,100)
Future employee benefits	217,500	-
Share issue costs	464,100	563,400
Non-capital loss carry forwards	5,158,400	3,843,600
	(683,200)	(934,100)
Valuation allowance	(3,558,100)	(4,598,700)

	(4,241,300)	(5,532,800)

Taxable income for the eight months ended December 31, 2005 is $Nil (April 30, 2005 - $Nil). The future recovery of losses arising from differences in tax values and accounting values have been recognized to the extent that it is more likely than not that some portion or all of the future tax assets will be realized.

13

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

12. INCOME TAXES (Continued)

The Company has approximately $163,000, $93,000, and $277,000 of Canadian development expenses, Canadian exploration expenditures, and foreign exploration and development expenses respectively, as at December 31, 2005 which, under certain circumstances, may be utilized to reduce Canadian taxable income in future years. The potential income tax benefit of these expenditures and losses has been fully offset by a valuation allowance.

As at December 31, 2005, the Company had available for deduction against future taxable income in Canada, non-capital losses of approximately $5,333,700, which if un-utilized, begin to expire in 2006. The potential income tax benefit of these expenditures and losses has been fully offset by a valuation allowance. The Company also had available for deduction against future taxable income in Mexico, non-capital losses of approximately $11,184,200 (Ps101,952,200), which if un-utilized, begin to expire in 2011. The non-capital losses expire as follows:

Year of Expiry	Canada	Mexico
	$	$
2006	16,300	-
2007	46,900	-
2008	25,900	-
2009	63,100	-
2011	-	48,100
2012		3,192,900
2013	1,461,200	2,559,400
2014	2,149,800	4,799,300
2015	1,570,500	584,500

	5,333,700	11,184,200

13. SHAREHOLDERS' EQUITY

a) Capital Stock

Legal Parent

Authorized

Unlimited number of common shares

Issued

51,373,901 common shares

Transactions during the period are as follows:

	Common
	Shares	Amount
	#	$
Balance, April 30, 2004	42,745,561	44,754,582
Adjustment	83,340	-
Exercise of warrants	580,000	1,275,000
Exercise of stock options	10,000	5,000

Balance, April 30, 2005	43,418,901	46,034,582
Exercise of warrants	7,955,000	10,439,500

Balance, December 31, 2005	51,373,901	56,474,082

14

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

13. SHAREHOLDERS' EQUITY (Continued)

b) Stock Options

The Company has created a management stock option plan (the "Plan") under which the Company can issue 9,796,000 common shares. The options are non-transferable and non-assignable and may be granted for a term not exceeding five years. The exercise price of the options is fixed by the board of directors of the Company at the time of grant and the price shall not be less than the market price of the common shares at the time of grant, subject to all applicable regulatory requirements.

A summary of changes during the period is presented below.

		Weighted
	Options	average
	#	$
Balance, April 30, 2004	3,545,000	0.51
Granted	4,250,000	2.79
Exercised	(10,000)	(0.50)

Balance, April 30, 2005	7,785,000	1.76
Granted	1,886,000	2.55

Balance, December 31, 2005	9,671,000	1.95

As at December 31, 2005, the following options were outstanding:

	Options	Options	Exercise
Date of Grant	Outstanding	Exercisable	Price	Expiry Date
	#	#	$
January 15, 2003	3,515,000	3,515,000	0.50	January 15, 2008
February 6, 2004	3,580,000	1,342,500	2.67	February 6, 2009
March 8, 2004	600,000	225,000	3.50	March 8, 2009
July 2, 2004	50,000	18,750	3.00	July 2, 2009
November 5, 2004	10,000	10,000	2.30	November 5, 2009
February 3, 2005	15,000	-	2.50	February 2, 2010
March 4, 2005	15,000	-	2.50	March 4, 2010
August 24, 2005	1,241,000	-	2.55	August 24, 2010
August 24, 2005	645,000	-	3.08	August 24, 2010

	9.671,000	5,111,250

On October 12, 2005, the shareholders approved 40,000 options granted to directors, employees and consultants. These options vest over a two-year period from the date of grant, and the fair value amount of $57,050 was recorded for the period ended December 31, 2005 as stock-based compensation with a corresponding credit to contributed surplus.

During the period ended December 31, 2005, the Company granted 1,886,000 options to directors, officers and employees. These options vest over a two-year period from the date of grant, and the fair value amount of $2,770,870 will be recorded over the vesting period as stock-based compensation with a corresponding credit to contributed surplus.

15

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

13. SHAREHOLDERS' EQUITY (Continued)

b) Stock Options (Continued)

The fair value of the option grant approved on October 12, 2005 and the option grants during the years ended April 30, 2005 were calculated using the Black-Scholes option pricing model with the following weighted average assumptions:

	December 31,		April 30,
	2005		2005
Dividend yield	0%	Dividend yield	0%
Expected volatility	63%	Expected volatility	68%
Expected risk free interest rate	3.60%	Expected risk free interest rate	3.96%
Expected life	5 years	Expected life	4 years

c) Share Purchase Warrants

A summary of changes during the period is presented below:

		Weighted
		average
	Warrants	exercise price
	#	$
Balance, April 30, 2004	17,586,000	1.91
Exercised	(580,000)	(2.20)

Balance, April 30, 2005	17,006,000	1.90
Exercised	(7,955,000)	(1.23)

Balance, December 31, 2005	9,051,000	2.49

During the year ended April 30, 2004, the Company issued 50,000 broker warrants exercisable at a price of $0.75 for a period of two years. An equivalent amount was charged to capital stock as a share issue expense. The weighted average fair value of $0.13 per broker warrant was determined using the Black-Scholes option pricing model based on the following assumptions: expected dividend yield of 0%; risk-free interest rate of 2.00%; expected life of 2 years; and expected volatility of 67%.

During the year ended April 30, 2004, 996,000 broker warrants were issued, exercisable at a price of $2.35, as compensation for a private placement of 22,500,000 common shares. The weighted average fair value of the broker warrants of $1.75 per broker warrant was determined using the Black-Scholes option pricing model based on the following assumptions: expected dividend yield of 0%; risk-free interest rate of 3.54% expected life of 3 years; and expected volatility of 67%. An equivalent amount was charged to common stock as a share issue expense.

As at December 31, 2005, the following warrants were issued and outstanding:

	Warrants	Exercise
Date of Grant	Outstanding	Price	Expiry Date
	#	$
February 26, 2004	8,455,000	2.50	February 26, 2006
February 26, 2004	596,000	2.35	February 26, 2007

	9,051,000

16

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

13. SHAREHOLDERS' EQUITY (Continued)

c) Share Purchase Warrants (Continued)

Subsequent to year-end, the Company received total proceeds of $21,137,500 related to the exercise of 8,455,000 warrants at $2.50 per warrant and $470,000 related to the exercise of 200,000 broker warrants at $2.35 per warrant.

d) Contributed Surplus

A summary of changes during the period is presented below:

Amount
$
Balance, April 30, 2004	85,000
Stock-based compensation (Note 13(b))	2,461,125

Balance, April 30, 2005	2,546,125
Stock-based compensation (Note 13(b))	3,603,752

Balance, December 31, 2005	6,149,877

14. STATEMENT OF CASH FLOWS

	2005	2004
	$	$
Changes in non-cash working capital is comprised of the following:
(Increase) in receivables	(932,752)	(576,541)
(Increase) decrease in prepaid expenses	(15,333)	51,876
(Increase) decrease in inventory	(1,066,839)	69,489
(Decrease) in accounts payable and accrued liabilities	(1,845,034)	(1,098,669)
(Increase) in due from Met-Mex Peñoles, S.A. de C.V.	(262,814)	(1,946,275)

	(4,122,772)	(3,500,120)
Supplemental information
Interest paid	495,208	825,331
Income taxes paid	-	-
Accrued mineral property expenditures	2,322,599	-

Cash and equivalents
Cash	5,112,351	1,689,085
Commercial paper with a term of less than 30 days	383,950	339,004

	5,496,301	2,028,089

17

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

15. RELATED PARTY TRANSACTIONS

During the eight months ended December 31, 2005, the Company paid management and consulting fees of $718,462 to a director of a significant corporate shareholder of the Company and to corporations controlled by directors and officers of the Company (twelve months ended April 30, 2005 - $835,165). The Company also paid consulting fees of $Nil (April 30, 2005 - $296,000) to a corporation controlled by a director of a significant corporate shareholder of the Company. Included in accounts payable and accrued liabilities as at December 31, 2005, was $Nil (April 30, 2005 - $10,500) owing to this corporation.

Included in advances from related parties (Note 9) are the following expenditures incurred by Gammon Lake Resources Inc. on behalf of the Company:

	8 month	12 month
	period ended	period ended
	December 31,	April 30,
	2005	2005
	$	$

Travel	81,650	114,510
Professional fees	32,900	55,200
General and administrative	46,360	52,150

	160,910	221,860

The above related party transactions have occurred in the normal course of operations and were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

16. COMMITMENTS AND CONTINGENCIES

a)    The Company is required under Mexican Law to pay employees, in addition to their compensation and benefits, the employee's statutory profit sharing in an amount equal to 10% of taxable income, subject to certain adjustments.

b)    Pursuant to the mining lease agreement with Torres disclosed in Note 5, minimum annual lease and royalty payment commitments for successive years approximate:

	Lease	Royalty
	Payments	payments

2006	US$720,000	US$240,000
2007	720,000	240,000
2008	720,000	240,000
2009	540,000	180,000

	US$2,700,000	US$900,000

18

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

17. SEGMENTED INFORMATION

The Company's principal operations are the acquisition, exploration and development, and mining of mineral properties in Mexico.

EIGHT MONTHS ENDED DECEMBER 31, 2005
	Canada	Mexico	Consolidated
	$	$	$

REVENUE	-	20,857,889	20,857,889

EXPENDITURES
Production costs	-	13,412,957	13,412,957
Depletion	-	3,004,966	3,004,966
Stock-based compensation	3,603,752	-	3,603,752
General and administrative	1,441,963	715,120	2,157,083
Amortization	-	1,260,317	1,260,317
Interest expense	-	495,208	495,208
Professional, consulting and management fees	97,482	56,703	154,185
Shareholder and investor information	19,391	-	19,391
	5,162,588	18,945,271	24,107,859

(LOSS) INCOME BEFORE THE FOLLOWING	(5,162,588)	1,912,618	(3,249,970)

Foreign exchange (loss) gain	(198,055)	626,925	428,870
Other income	-	18,034	18,034
Interest income	185,111	-	185,111
	(12,944)	644,959	632,015

	(5,175,532)	2,557,577	(2,617,955)
Future income tax recovery	-	1,643,771	1,643,771

NET (LOSS) INCOME FOR THE PERIOD	(5,175,532)	4,201,348	(974,184)

AS AT DECEMBER 31, 2005
Mining and exploration properties, plant and
equipment	-	54,670,714	54,670,714

All of the trade receivables as at December 31, 2005 were receivable from Met-Mex (Note 8).

Substantially all cash is on deposit with a Canadian chartered bank. The short-term investments are with a Canadian chartered bank.

19

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

17. SEGMENTED INFORMATION (Continued)

TWELVE MONTHS ENDED APRIL 30, 2005

	Canada	Mexico	Consolidated
	$	$	$

REVENUE	-	21,868,788	21,868,788

EXPENDITURES
Production costs	-	17,459,506	17,459,506
Depletion	-	2,757,571	2,757,571
Stock-based compensation	2,461,125	-	2,461,125
General and administrative	1,323,860	887,022	2,210,882
Amortization	-	1,569,927	1,569,927
Interest expense	-	825,331	825,331
Professional, consulting and management fees	308,964	48,572	357,536
Shareholder and investor information	310,611	-	310,611
	4,404,560	23,547,929	27,952,489

(LOSS) BEFORE THE FOLLOWING	(4,404,560)	(1,679,141)	(6,083,701)

Foreign exchange (loss) gain	(114,879)	902,753	787,874
Other income	-	33,161	33,161
Interest income	384,560	2,375	386,935
	269,681	938,289	1,207,970

	(4,134,879)	(740,852)	(4,875,731)
Future income tax recovery	-	765,599	765,599

NET (LOSS) INCOME FOR THE YEAR	(4,134,879)	24,747	(4,110,132)

AS AT APRIL 30, 2005
Mining and exploration properties, plant and
equipment	-	47,174,632	47,174,632

All of the trade receivables as at April 30, 2005 were receivable from Met-Mex (Note 8).

Substantially all cash is on deposit with a Canadian chartered bank. The short-term investments are with a Canadian chartered bank.

20

MEXGOLD RESOURCES INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND APRIL 30, 2005

18. FINANCIAL INSTRUMENTS

Fair value

Canadian generally accepted accounting principles require that the Company disclose information about the fair value of its financial assets and liabilities. Fair value estimates are made at the balance sheet date based on relevant market information and information about the financial instrument. The estimates are subjective in nature and involve uncertainties in significant matters of judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

The carrying amounts for cash and equivalents, short-term investments, restricted funds, receivables, due from Met-Mex Penoles, S.A. de C.V., accounts payable and accrued liabilities, and advances from related parties on the balance sheet approximate fair value because of the limited term of these instruments.

The carrying values of the amount due to Met-Mex Penoles, S.A. de C.V. and long-term debt approximate fair value as these loans are based on prevailing interest rates.

Foreign exchange risk

Certain of the Company's expenses are incurred in United States and Mexican currencies and are therefore subject to gains or losses due to fluctuations in these currencies.

Commodity price risk

The ability of the Company to develop its properties and the future profitability of the Company is directly related to the market price of gold and silver.

Concentration of credit risk

The Company sells most of its gold and silver production to Met-Mex pursuant to the contract disclosed in Note 8 and 100% of the trade receivables as at December 31, 2005 were due from Met-Mex; however, due to the nature of the gold and silver markets, the Company is not dependent upon this customer to provide a market for its products. The Company monitors the financial condition of its customers and considers the risk of loss to be remote.

21

SCHEDULE "C"

UNAUDITED INTERIM FINANCIAL STATEMENTS OF MEXGOLD
FOR
THE SIX-MONTH PERIOD ENDED JUNE 30, 2006

UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2006

MEXGOLD RESOURCES INC.
UNAUDITED CONSOLIDATED INTERIM BALANCE SHEETS
AS AT

	June 30,	December 31,
	2006	2005
	$	$
ASSETS
CURRENT
Cash and equivalents	17,938,308	5,496,301
Short term investments (Note 2)	17,132,061	7,433,643
Restricted funds (Note 4)	1,226,500	1,189,218
Receivables (Note 3)	2,399,778	2,525,925
Due from Met-Mex Peñoles, S.A. de C.V. (Note 7)	1,512,856	1,354,482
Prepaid expenses	113,389	73,792
Inventory	1,997,733	1,924,242
Future income taxes (Note 11)	59,700	66,300

	42,380,325	20,063,903
MINING PROPERTY, PLANT AND EQUIPMENT (Note 4)	55,207,706	51,722,703
EXPLORATION PROPERTY AND DEFERRED
EXPLORATION EXPENDITURES (Note 5)	2,948,011	2,948,011

	100,536,042	74,734,617

LIABILITIES
CURRENT
Accounts payable and accrued liabilities	4,587,706	3,241,914
Advances from related parties (Note 8)	317,631	625,849
Current portion of long term debt (Note 9)	2,019,993	2,960,259

	6,925,330	6,828,022
LONG TERM DEBT (Note 9)	2,919,889	4,153,591
FUTURE EMPLOYEE BENEFITS (Note 10)	2,472,883	2,751,537
FUTURE INCOME TAXES (Note 11)	6,112,700	4,241,300

	18,430,802	17,974,450

SHAREHOLDERS' EQUITY

CAPITAL STOCK (Note 12)	79,102,057	56,474,082
CONTRIBUTED SURPLUS (Note 12)	8,224,128	6,149,877
BROKER WARRANTS (Note 12)	685,080	1,031,080
DEFICIT	(5,906,025)	(6,894,872)

	82,105,240	56,760,167

	100,536,042	74,734,617

COMMITMENTS AND CONTINGENCIES (Notes 4 and 6)

SUBSEQUENT EVENTS (Note 16)

APPROVED ON BEHALF OF THE BOARD OF DIRECTORS:

Signed "Dale Hendrick" , Director

Signed "Bradley H. Langille", Director

See accompanying notes to the unaudited consolidated interim financial statements

1

MEXGOLD RESOURCES INC.
UNAUDITED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS AND DEFICIT
FOR THE

	Three Months Ended		Six Months Ended
	June 30, 2006	July 31, 2005	June 30, 2006	July 31, 2005
	$	$	$	$

REVENUE	13,333,548	6,370,325	25,428,790	12,536,757

EXPENDITURES
Production costs	7,370,903	4,872,389	14,438,831	10,072,691
Depletion	976,511	987,721	1,843,389	1,067,077
General and administrative	1,049,351	529,933	1,702,066	887,104
Amortization	445,055	501,655	954,593	892,050
Interest expense	136,497	200,864	305,903	407,846
Professional, consulting and
Management fees	1,159,108	52,135	1,289,083	170,641
Shareholder and investor information	66,681	6,837	66,921	13,368
Stock-based compensation (Note 12)	1,262,068	1,308,806	2,315,726	2,955,360

	12,466,174	8,460,340	22,916,512	16,466,137

Income (loss) before the undernoted items	867,374	(2,090,015)	2,512,278	(3,929,380)

Foreign exchange gain (loss)	(76,563)	174,039	(286,501)	(171,076)
Other income (expense)	(3,801)	(9,377)	245,009	122,711
Interest income	394,743	58,909	498,561	292,146

	314,379	223,571	457,069	243,781

Income (loss) before income tax	1,181,753	(1,866,444)	2,969,347	(3,685,599)
Income taxes recovery (expense) (Note
11)	(2,120,158)	140,301	(1,980,500)	91,799

NET INCOME (LOSS) FOR THE PERIOD	(938,405)	(1,726,143)	988,847	(3,593,800)

DEFICIT, beginning of period	(4,967,620)	(5,920,688)	(6,894,872)	(4,053,031)

DEFICIT, end of period	(5,906,025)	(7,646,831)	(5,906,025)	(7,646,831)

INCOME (LOSS) PER SHARE
– basic	(0.02)	(0.04)	0.02	(0.08)
– diluted	(0.02)	(0.04)	0.01	(0.08)

WEIGHTED AVERAGE OUTSTANDING SHARES
– basic	60,186,901	44,346,401	58,695,401	44,346,401
– diluted	60,186,901	44,346,401	65,940,318	44,346,401

See accompanying notes to the unaudited consolidated interim financial statements

2

MEXGOLD RESOURCES INC.
UNAUDITED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
FOR THE

	Three Months Ended		Six Months Ended
	June 30, 2006	July 31, 2005	June 30, 2006	July 31, 2005
	$	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period	(938,405)	(1,726,143)	988,847	(3,593,800)
Items not affecting cash:
Income tax (recovery)	2,120,158	(140,301)	1,980,500	(91,799)
Depletion	976,511	987,721	1,843,389	1,067,077
Amortization	445,055	501,655	954,593	892,050
Stock-based compensation	1,262,068	1,308,806	2,315,726	2,955,360
Foreign exchange gain (loss)	(587,643)	54,854	(641,124)	88,477
Changes in non-cash working
capital (Note 13)	3,786,630	321,906	2,605,486	(367,726)

Cash flows from operating activities	7,064,374	1,308,498	10,047,417	949,639

CASH FLOWS FROM FINANCING ACTIVITIES
Advances (to) from related parties	(275,165)	72,524	(308,218)	124,033
Long-term debt	(1,450,108)	(887,588)	(1,951,280)	(1,347,323)
Exercise of warrants	-	2,202,500	21,607,500	3,027,500
Exercise of options	146,000	-	433,000	-

Cash flows from financing activities	(1,579,273)	1,387,436	19,781,002	1,804,210

CASH FLOWS FROM INVESTING ACTIVITIES
Restricted funds	-	(1,228,800)	-	(2,485,700)
Short-term investments	13,959,934	4,923,973	(9,698,418)	9,470,083
Mining property, plant and equipment	(5,628,637)	(2,102,645)	(7,687,994)	(3,545,769)
Exploration property and deferred exploration
expenditures	-	(661,365)		(1,904,507)

Cash flows from investing activities	8,331,297	931,163	(17,386,412)	1,534,107

INCREASE IN CASH & EQUIVALENTS	13,816,398	3,627,097	12,442,007	4,287,956

CASH & EQUIVALENTS, beginning of period	4,121,910	2,028,089	5,496,301	1,367,230

CASH & EQUIVALENTS, end of period	17,938,308	5,655,186	17,938,308	5,655,186

SUPPLEMENTAL INFORMATION (Note 13)

3

MEXGOLD RESOURCES INC.
NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2006

1. NATURE OF OPERATIONS AND GOING CONCERN

Mexgold Resources Inc. ("Mexgold" or the "Company") was incorporated as a private company on November 25, 2002, under the Business Corporations Act (Ontario). The Company has changed its year-end from April 30 to December 31. The reason for the change of year-end is to make the reporting period of the Company consistent with other precious metal producing issuers, and is reporting its second quarter comparatives for June 30, 2006 with the periods ended July 31, 2005.

The accompanying unaudited interim consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles ("GAAP") for the preparation of interim financial information and follow the same accounting policies and methods of application as the audited consolidated financial statements of the Company of the period ended December 31, 2005. They do not include all of the information and disclosures required by Canadian GAAP for annual financial statements. In the opinion of management, all adjustments considered necessary for fair presentation have been included in these financial statements. Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the full year ended December 31, 2006. For further information, see the Company's audited consolidated financial statements including the notes thereto for the eight-month period ended December 31, 2005.

The Company is in the business of gold and silver mining including exploration, development, extraction, and processing. There has been no determination whether properties held for exploration contain ore reserves which are economically recoverable. The recoverability of valuations assigned to mineral exploration properties is dependent upon the discovery of economically-recoverable reserves, confirmation of the Company's interest in the mineral claims, the ability to obtain necessary financing to complete development, and future profitable production or proceeds from disposition. Changes in future conditions could require material write-downs of the carrying values. The Company's mining assets are located outside of Canada and are subject to the risk of foreign investment, including increases in taxes and royalties, renegotiation of contracts, currency exchange fluctuations and political uncertainty.

Although the Company has taken steps to verify title to the properties on which it is conducting exploration and in which it has an interest, in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee the Company's title. Property title may be subject to unregistered prior agreements and non-compliance with regulatory requirements.

2. SHORT-TERM INVESTMENTS

Short-term investments consist of commercial paper with a maturity of less than ninety days and an average interest rate of 4.27% (December 31, 2005 – 3.56%).

3. RECEIVABLES

Receivables consist of the following:

	June 30,	December
	2006	31, 2005
	$	$
Commodity taxes recoverable	2,375,272	2,492,172
Income taxes recoverable and other	24,506	33,753

	2,399,778	2,525,925

4

MEXGOLD RESOURCES INC.
NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2006

4. MINING PROPERTY, PLANT AND EQUIPMENT

The El Cubo gold-silver project, purchased on March 5, 2004, is located in the Guanajuato Mining District in Mexico, 475 kilometres northwest of Mexico City. The project consists of 58 exploitation and exploration concessions covering an area of 8,500 hectares. The El Cubo Gold-Silver Mine is currently operating as a multi-level underground mine with access ramps for mobile equipment and two vertical shafts for the hoisting of ore.

In September, 2004, the Company entered into a mining lease agreement with Compania Minera Las Torres, S.A. de C.V. ("Torres"). Pursuant to the agreement, the Company acquired the right to explore, develop and mine the Las Torres Gold-Silver property located in Guanajuato State, Mexico, for a five-year period, subject to renewal for a further five-year period. The annual lease payments total US$480,000 for the first year and US$720,000 for each year thereafter. For the six months ended June 30, 2006, the Company has paid US$360,000 (six months ended July 31, 2005 - US$360,000). The Company has provided letters of credit in the amount of US$1.1 million (CAD$1,226,500; December 31, 2005 - CAD$1,189,218) in favour of the fulfilment of the terms and conditions as set forth in this mining lease agreement.

In addition, the Company is required to pay a 3.5% net smelter return on all gold and silver sales equal to or above US$350 per gold ounce and US$5.50 per silver ounce, with a minimum monthly royalty of US$20,000. For the six months ended June 30, 2006, the Company has paid US$120,000 (six months ended July 31, 2005 - US$120,000). The royalty will gradually decrease to a 3.0% net smelter return for sales of gold and silver at or below US$300 per gold ounce and US$5 per silver ounce.

During the last two months of 2005, the Las Torres property went into production. As a result, all capitalized expenditures on the balance sheet were reallocated from exploration property to mining property.

	June 30, 2006			December 31, 2005
		Accumulated	Net		Accumulated	Net
	Cost	Amortization	Book Value	Cost	Amortization	Book Value
	$	$	$	$	$	$
El Cubo gold-
silver mining
property	40,890,637	7,955,778	32,934,859	36,269,558	6,321,363	29,948,195
Las Torres gold-
silver mining
property	5,224,356	313,461	4,910,895	5,224,356	104,487	5,119,869
Buildings	7,544,038	2,249,034	5,295,004	6,973,126	2,106,723	4,866,403
Machinery and
equipment	20,016,856	8,710,066	11,306,790	19,168,472	7,956,984	11,211,488
Transportation
equipment	700,995	307,033	393,962	637,492	280,479	357,013
Furniture and
fixtures	559,252	256,993	302,259	380,145	224,347	155,798
Land	63,937	-	63,937	63,937	-	63,937

	75,000,071	19,792,365	55,207,706	68,717,086	16,994,383	51,722,703

5

MEXGOLD RESOURCES INC.
NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2006

5. EXPLORATION PROPERTY AND DEFERRED EXPLORATION EXPENDITURES

The Guadalupe y Calvo mineral property is located in Sierre Madre Occidental physiographic province, Mexico, approximately 300 kilometres southwest of the City of Chihuahua and 200 kilometres west of the City of Hidalgo de Parral. The property is comprised of five mining titles totalling approximately 436.5705 hectares.

			Balance,
	Balance,	Additions	December 31,	Additions	Balance,
	April 30, 2005	(Transfers)	2005	(Transfers)	June 30, 2006
	$	$	$	$	$
Guadalupe y Calvo project	2,973,200	(25,189)	2,948,011	-	2,948,011

6. FORWARD SALES CONTRACT

On December 24, 2003, the Company entered into a three-year contract to sell gold and silver to Met-Mex Peñoles, S. A. de C. V. an arm's length, privately held corporation incorporated in Mexico. This contract requires the Company to deliver on a monthly basis 50,000 silver ounces and 1,700 gold ounces at a fixed price of US$5.37 and US$400.55 respectively, for the period from January 1, to December 31, 2004. Prices for sales beyond December 31, 2004 have been set at market rates.

In addition, the Company has agreed to deliver to Met-Mex, 100% of its annual production for the year ended December 31, 2006 (1,250,000 silver ounces and 44,700 gold ounces). There are no penalties for not delivering the amounts as outlined.

The Company has not entered into any hedging contracts.

7. DUE FROM (TO) MET-MEX PENOLES, S.A. de C.V.

As at June 30, 2006, the Company had a trade receivable balance of $1,512,856 from sales made to Met-Mex (December 31, 2005 - $1,354,482).

8. ADVANCES FROM RELATED PARTIES

Advances from related parties are unsecured, non-interest bearing with no fixed terms of repayment and consist of the following:

		June 30,	December 31,
	Relationship	2006	2005
		$	$
Gammon Lake Resources Inc.	Significant shareholder	317,631	625,849

9. LONG-TERM DEBT

Mining Development Trust Loan

On December 21, 1999, El Cubo entered into a credit agreement with the Mining Development Trust for an amount of US$7,000,000 (CAD$8,544,900). On December 21, 2003, the loan was restructured to reflect an amended interest rate of LIBOR plus 650 basis points with monthly principal payments of US$145,833 to commence January, 2005. For the six month period ended June 30, 2006, the related interest expense amounted to CAD$269,509 (December 31, 2005 – CAD$465,662). This loan is secured by a first priority mortgage over the rights deriving from El Cubo's mining concession rights, certain machinery and equipment of El Cubo and an industrial mortgage on buildings, machinery and equipment of El Cubo. As at June 30, 2006, the carrying value of the buildings, machinery, and equipment securing this loan was approximately

6

MEXGOLD RESOURCES INC.
NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2006

9. LONG-TERM DEBT (Continued)

$13,163,555 (December 31, 2005 - $12,207,161). The balance of the loan as at June 30, 2006 was US$4,375,006 (CAD$4,878,132; December 31, 2005 - CAD$6,175,247).

Other Debt

On September 8, 2005, the Company received loan from Nacional Financiera, S.N.C. of CAD$107,100 (Ps 1,000,000), which was used to finance an energy-saving project. This loan is a non-interest bearing loan, with quarterly payments of Ps125,000 beginning on December 31, 2005, and as of June 30, 2006, the aggregate balance of the loan amounted to CAD$61,750 (Ps625,000).

The above outstanding debt at June 30, 2006 matures as follows:

Year	Amount
$

December 31, 2006	1,000,323
December 31, 2007	1,988,296
December 31, 2008	1,951,263

4,939,882
Less: current portion	2,019,993

2,919,889

10. FUTURE EMPLOYEE BENEFITS

The Company has signed a collective labour agreement with the employees at El Cubo. In accordance with this agreement, the Company has the obligation to pay a retirement bonus which ranges from 26 to 43 days of salary for each year of service beyond 5 years. The Company is also liable to pay a seniority premium based on the equivalent of 12 days of salary for each year of service. The retirement bonus and seniority premium are payable upon death, disability, justified and unjustified dismissal, or voluntary retirement, provided the employee has rendered a minimum of 15 years of service to El Cubo. The net expense for the six months ended June 30, 2006 is $245,093 (six months ended July 31, 2005 - $281,312).

11. INCOME TAXES

The future recovery of losses arising from differences in tax values and accounting values have been recognized to the extent that it is more likely than not that some portion or all of the future tax assets will be realized. For further information about the Company's losses for tax purposes, refer to the audited December 31, 2005 consolidated financial statements.

7

MEXGOLD RESOURCES INC.
NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2006

12.   SHAREHOLDERS' EQUITY

Capital Stock
Authorized
Unlimited number of common shares
Issued
60,203,901 common shares

Transactions during the period are as follows:
	Common
	Shares	Amount
	#	$
Balance, December 31, 2005	51,373,901	56,474,082
Exercise of warrants	8,455,000	21,137,500
Exercise of broker warrants	200,000	816,000
Exercise of options	120,000	446,775

Balance, March 31, 2006	60,148,901	78,874,357

Exercise of options	55,000	227,700

Balance, June 30, 2006	60,203,901	79,102,057

Stock Options

The Company has created a management stock option plan (the "Plan") under which the Company can issue 12,029,780 common shares. The options are non-transferable and non-assignable and may be granted for a term not exceeding five years. The exercise price of the options is fixed by the board of directors of the Company at the time of grant which price shall not be less than the market price of the common shares at the time of grant, subject to all applicable regulatory requirements.

A summary of changes during the period is presented below.

		Weighted
		average
	Options	exercise price
	#	$
Balance, December 31, 2005	9,671,000	1.95
Granted	2,343,780	5.00
Exercised	(175,000)	(2.39)
Expired	(15,000)	(3.08)

Balance, June 30, 2006	11,824,780	2.54

During the six months ended June 30, 2006, 2,343,780 options were approved and granted at the Annual and Special Meeting of the Shareholders held on June 14, 2006. The fair value of these options is $6,422,000, which is being amortized over the vesting period of the options. The fair value of the options granted were calculated using the Black-Scholes option pricing model with the following assumptions:

Dividend yield	0%
Expected volatility	59.53%
Risk free interest rate	4.34%
Expected life	5 years

The stock based compensation for the three months ended June 30, 2006 was $1,262,068 (2005 - $1,308,806).

8

MEXGOLD RESOURCES INC.
NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2006

12.   SHAREHOLDERS' EQUITY (Continued)

As at June 30, 2006, the following options were outstanding:

	Options	Options
Date of Grant	Outstanding	Exercisable	Exercise Price	Expiry Date
	#	#	$
January 15, 2003	3,485,000	3,485,000	0.50	January 15, 2008
February 6, 2004	3,430,000	3,430,000	2.67	February 6, 2009
March 8, 2004	600,000	600,000	3.50	March 8, 2009
July 2, 2004	50,000	50,000	3.00	July 2, 2009
November 5, 2004	10,000	9,167	2.30	November 5, 2009
February 4, 2005	10,000	9,167	2.50	February 4, 2010
March 3, 2005	10,000	9,167	2.50	March 3, 2010
August 24, 2005	1,241,000	853,830	2.55	August 24, 2010
August 24, 2005	645,000	443,772	3.08	August 24, 2010
June 13, 2006	2,343,780	148,114	5.00	June 13, 2011

	11,824,780	9,038,217

Share Purchase Warrants

A summary of changes during the period is presented below:

		Weighted
		average
	Warrants	exercise price	Value
	#	$	$
Balance, December 31, 2005	9,051,000	2.49	1,031,080
Exercised	(8,655,000)	(2.50)	(346,000)

Balance, June 30, 2006	396,000	2.35	685,080

As at June 30, 2006, the following warrants were issued and outstanding:

	Warrants	Exercise
Date of Grant	Outstanding	Price	Expiry Date
	#	$
February 26, 2004	396,000	2.35	February 26, 2007

Contributed Surplus

A summary of changes during the period is presented below:

Amount
$
Balance, December 31, 2005	6,149,877
Stock-based compensation	1,053,658
Options exercised	(159,775)

Balance, March 31, 2006	7,043,760
Stock-based compensation	1,262,068
Options exercised	(81,700)

Balance, June 30, 2006	8,224,128

9

MEXGOLD RESOURCES INC.
NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2006

13. STATEMENT OF CASH FLOWS
	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	June 30,	July 31,	June 30,	July 31,
	2006	2005	2006	2005
	$	$	$	$
Changes in non-cash working capital is
comprised of the following:
(Increase) decrease in receivables	(236,387)	(500,028)	126,147	(107,740)
(Increase) in prepaid expenses	(6,666)	(16,287)	(39,597)	(4,725)
(Increase) decrease in inventory	99,786	(212,320)	(73,491)	(346,874)
Increase in accounts payable and accrued liabilities	3,772,232	983,658	2,750,801	238,773
Decrease (Increase) in due from Met-Mex Peñoles, S.A. de C.V.	157,665	66,883	(158,374)	(147,160)

	3,786,630	321,906	2,605,486	(367,726)
Supplemental information
Interest paid	136,497	200,864	305,903	407,846
Change in accounts payable relating to mining property, plant and equipment	25,022	-	1,405,009	-

14.  RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2006, the Company paid management and consulting fees of $2,307 to a director of a significant shareholder of the Company and to corporations controlled by directors and officers of the Company (six months ended July 31, 2005 - $843,869).

Included in advances from related parties (Note 8) are the following expenditures incurred by Gammon Lake Resources Inc. on behalf of the Company for the six months ended June 30, 2006:

	3 months	3 months	6 months	6 months
	ended	ended	ended	ended
	June 30,	July 31,	June 30,	July 31,
	2006	2005	2006	2005

Travel	$65,620	$29,300	$145,590	$62,170
Professional fees	105,500	12,900	130,700	24,000
General and administrative	18,984	20,600	205,421	36,470

	$190,104	$62,800	$481,711	$122,640

The above related party transactions have occurred in the normal course of operations and were measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

10

MEXGOLD RESOURCES INC.
NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2006

15.   SEGMENTED INFORMATION

The Company's principal operations are the acquisition, exploration and development, and mining of mineral properties in Mexico.

SIX-MONTH PERIOD ENDED JUNE 30, 2006

	Canada	Mexico	Consolidated
	$	$	$
REVENUE	-	25,428,790	25,428,790

EXPENDITURES
Production costs	-	14,438,831	14,438,831
Depletion	-	1,843,389	1,843,389
General and administrative	820,414	881,652	1,702,066
Amortization	-	954,593	954,593
Interest expense	-	305,903	305,903
Professional, consulting and management fees	1,222,806	66,277	1,289,083
Shareholder and investor information	66,921	-	66,921
Stock-based compensation	2,315,726	-	2,315,726
	4,425,867	18,490,645	22,916,512

INCOME (LOSS) BEFORE THE FOLLOWING	(4,425,867)	6,938,145	2,512,278

Foreign exchange (loss) gain	(333,974)	47,473	(286,501)
Other income	-	245,009	245,009
Interest income	498,113	448	498,561
	164,139	292,930	457,069

	(4,261,728)	7,231,075	2,969,347
Income tax (expense)	-	(1,980,500)	(1,980,500)

NET INCOME (LOSS) FOR THE PERIOD	(4,261,728)	5,250,575	988,847

AS AT JUNE 30, 2006
Mining and exploration properties, plant and equipment	-	58,155,717	58,155,717

All of the trade receivables as at June 30, 2006 were receivable from Met-Mex (Note 7)

Substantially all cash is on deposit with a Canadian chartered bank. The short-term investments are with a Canadian chartered bank.

11

MEXGOLD RESOURCES INC.
NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2006

15.   SEGMENTED INFORMATION (Continued)

SIX-MONTH PERIOD ENDED JULY 31, 2005

	Canada	Mexico	Consolidated
	$	$	$
REVENUE	-	12,536,757	12,536,757

EXPENDITURES
Production costs	-	10,072,691	10,072,691
Depletion	-	1,067,077	1,067,077
General and administrative	864,693	22,411	887,104
Amortization	-	892,050	892,050
Interest expense	-	407,846	407,846
Professional, consulting and management fees	140,631	30,010	170,641
Shareholder and investor information	13,368	-	13,368
Stock-based compensation	2,955,360	-	2,955,360
	3,974,052	12,492,085	16,466,137

INCOME (LOSS) BEFORE THE FOLLOWING	(3,974,052)	44,672	(3,929,380)

Foreign exchange (loss)	(110,490)	(60,586)	(171,076)
Other income	-	122,711	122,711
Interest income	289,849	2,297	292,146
	179,359	64,422	243,781

	(3,794,693)	109,094	(3,685,599)
Income tax recovery	-	91,799	91,799

NET INCOME (LOSS) FOR THE PERIOD	(3,794,693)	200,893	(3,593,800)

AS AT JULY 31, 2005
Mining and exploration properties, plant and equipment	-	49,696,467	49,696,467

All of the trade receivables as at July 31, 2005 were receivable from Met-Mex (Note 7)

Substantially all cash is on deposit with a Canadian chartered bank. The short-term investments are with a Canadian chartered bank.

12

MEXGOLD RESOURCES INC.
NOTES TO THE UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
JUNE 30, 2006

16. SUBSEQUENT EVENTS

A)    Subsequent to June 30, 2006, 110,000 options were exercised for gross proceeds of $355,000.

B)    On August 3, 2006, the Ontario Superior Court of Justice issued a final order approving the proposed business combination of Gammon Lake Resources Inc. and the Company. Each common share of the Company will entitle its holder to receive 0.47 of one common share of Gammon Lake Resources Inc.

The Company's shareholders and option holders will receive 21,786,333 common shares and up to an aggregate of 5,564,696 common share options, respectively of Gammon Lake Resources Inc. The Company warrants will be exercisable to an aggregate of 186,120 Gammon Lake common shares.

On August 8, 2006, Gammon Lake Resources Inc. acquired all of the issued and outstanding common shares and stock options of the Company by way of a plan of arrangement. As a result of the arrangement, the Company is now a wholly owned subsidiary of Gammon Lake Resources Inc, and the Company's common shares were delisted from the TSX Venture Exchange.

13

SCHEDULE "D"

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF GAMMON LAKE

KPMG LLP
Chartered Accountants
Suite 1500 Purdy's Wharf Tower I
1959 Upper Water Street	Telephone (902) 492-6000
Halifax NS B3J 3N2	Telefax (902) 429-1307
Canada	www.kpmg.ca

COMPILATION REPORT ON PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

To the Board of Directors of
Gammon Lake Resources Inc.

We have read the accompanying unaudited pro forma consolidated balance sheet of Gammon Lake Resources Inc. ("Gammon") as at June 30, 2006 and the unaudited pro forma consolidated statements of operations for the six months ended June 30, 2006, the five months ended December 31, 2005 and the year ended July 31, 2005, and have performed the following procedures:

1.     Compared the figures in the columns captioned "Gammon Lake Resources Inc." to the unaudited consolidated financial statements of Gammon as at June 30, 2006 and for the six months then ended, the audited consolidated statement of operations of Gammon for the five month period ended December 31, 2005, and the audited consolidated statement of operations of Gammon for the year ended July 31, 2005, respectively, and found them to be in agreement.

2.     Compared the figures in the columns captioned "Mexgold Resources Inc." to the unaudited consolidated financial statements of Mexgold Resources Inc. as at June 30, 2006 and for the six months then ended, the unaudited constructed consolidated financial statements of Mexgold Resources Inc. for the five month period ended December 31, 2005, and the unaudited constructed financial statements of Mexgold Resources Inc. for the year ended July 31, 2005, respectively, and found them to be in agreement.

3.     Made enquiries of certain officials of Gammon who have responsibility for financial and accounting matters about:

(a)   the basis for determination of the pro forma adjustments; and

(b)   whether the unaudited pro forma consolidated financial statements comply as to form in all material respects with the securities acts of the provinces and territories of Canada (the "Acts") and related regulations.

The officials:

(a)   described to us the basis for determination of the pro forma adjustments, and

(b)   stated that the unaudited pro forma consolidated financial statements comply as to form in all material respects with the Acts and related regulations.

4.     Read the notes to the unaudited pro forma consolidated financial statements, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

5.     Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the columns captioned "Gammon Lake Resources Inc." and "Mexgold Resources Inc." as at and for the six months ended June 30, 2006, for the five month period ended December 31, 2005 and for the year ended July 31, 2005, as appropriate, and found the amounts in the column captioned "Pro Forma Consolidated Gammon Lake Resources Inc." to be arithmetically correct.

These pro forma consolidated financial statements are based on management assumptions and adjustments which are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management's assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information. Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma consolidated financial statements, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

Chartered Accountants

Halifax, Canada
October 19, 2006

Gammon Lake Resources Inc.
Pro Forma Consolidated Balance Sheet
As at June 30, 2006
(Unaudited)
	Gammon	Mexgold	Pro Forma	Note	Pro Forma
	Lake	Resources	Adjustments		Consolidated
	Resources	Inc			Gammon Lake
	Inc.				Resources Inc

	$	$	$		$

Assets
Current
Cash and cash equivalents	2,177,643	35,070,369	(3,312,320)	2a	33,935,692
Restricted funds	-	1,226,500			1,226,500
Receivables	14,307,047	3,912,634			18,219,681
Prepaid expenses	590,536	113,389			703,925
Inventories	16,410,683	1,997,733			18,408,416
Due from related parties	349,176	-	(317,631)	2b	31,545
Future income taxes	-	59,700			59,700

	33,835,085	42,380,325			72,585,459

Deposits on capital equipment	312,200	-			312,200
Deferred stock based compensation	-	-	5,428,375	2a	5,428,375
Long term investment	18,196,000	-	(18,196,000)	2e	-
Mining interests and assets	282,762,319	58,155,717	220,714,333	2a	561,632,369
Goodwill	-	-	140,319,190	2a	140,319,190

	335,105,604	100,536,042			780,277,593

Liabilities
Current
Accounts payable and accrued liabilities	8,358,891	4,587,706			12,946,597
Advances from related parties	-	317,631	(317,631)	2b	-
Current portion of long term debt	34,818,902	2,019,993			36,838,895

	43,177,793	6,925,330			49,785,492

Long term debt	80,619,588	2,919,889			83,539,477

Employee future benefits	248,689	2,472,883			2,721,572

Future income taxes	-	6,112,700	61,800,013	2c	67,912,713

	124,046,070	18,430,802			203,959,254

Shareholders' equity

Capital Stock	233,714,823	79,102,057	(19,675,000)	2e
			(59,427,057)	2d
			308,058,755	2a	541,773,578
Contributed surplus	29,778,475	8,909,208	(8,909,208)	2a
			57,200,050	2d	86,978,525
Deficit	(52,433,764)	(5,906,025)	5,906,025	2d	(52,433,764)

	211,059,534	82,105,240			576,318,339

	335,105,604	100,536,042			780,277,593

1

Gammon Lake Resources Inc.
Pro Forma Consolidated Statement of Operations
For the six months ended June 30, 2006
(Unaudited)
	Gammon Lake	Mexgold	Pro Forma	Note	Pro Forma
	Resources Inc	Resources Inc.	Adjustments		Consolidated
					Gammon Lake
					Resources Inc
	$	$	$		$

Revenue from mining operations	15,251,906	25,428,790			40,680,696

Expenses
Production costs	8,182,055	14,438,831			22,620,886
Depletion & amortization	2,420,758	2,797,982	2,607,538	3a	7,826,278
General and administrative	19,768,295	5,373,796	(481,711)	3b	25,016,913
			356,533	3c
Interest expense	1,959,939	305,903			2,265,842

	32,331,047	22,916,512			57,729,919

Income (loss) before the undernoted items	(17,079,141)	2,512,278			(17,049,223)

Foreign exchange gain/(loss)	1,568,278	(286,501)			1,281,777
Gain on equity investment	189,000	-	(189,000)	2e	-
Interest & sundry income	449,906	743,570	(481,711)	3b	711,765

	2,207,184	457,069			1,993,542

Income (loss) before income tax	(14,871,957)	2,969,347			(15,055,681)
Future income tax recovery	(7,016,063)	(1,980,500)	(730,111)	3d	(9,726,674)

Net income (loss) for the period	(7,855,894)	988,847			(5,329,007)

Basic and diluted loss per share	$(0.10)				$(0.05)

Weighted average number of common shares outstanding	78,725,419				100,511,752

2

Gammon Lake Resources Inc.
Pro Forma Consolidated Statement of Operations
For the five months ended December 31, 2005
(Unaudited)
	Gammon Lake	Mexgold	Pro Forma	Note	Pro Forma
	Resources Inc	Resources Inc.	Adjustments		Consolidated
					Gammon Lake
					Resources Inc
	$	$	$		$

Revenue from mining operations	-	14,487,564			14,487,564

Expenses
Production costs	-	8,540,568			8,540,568
Depletion & amortization	603,245	2,775,907	2,487,355	3a	5,866,507
General and administrative	12,467,203	4,036,700	(98,110)	3b	16,830,397
			424,604	3c
Interest expense	-	294,344			294,344

	13,070,448	15,647,519			31,531,816

Loss before the undernoted items	(13,070,448)	(1,159,955)			(17,044,252)

Foreign exchange gain	672,524	254,831			927,355
Gain on equity investment	210,000	-	(210,000)	2e	-
Interest & sundry income	201,413	153,613	(98,110)	3b	256,916

	1,083,937	408,444			1,184,271

Loss before income tax	(11,986,511)	(751,511)			(15,859,981)
Future income tax recovery	(379,000)	(1,503,470)	(696,459)	3d	(2,578,929)

Net loss for the period	(11,607,511)	751,959			(13,281,052)

Basic and diluted loss per share	$(0.16)				$(0.14)

Weighted average number of common shares outstanding	73,831,114				95,617,447

3

Gammon Lake Resources Inc.
Pro Forma Consolidated Statement of Operations
For the year ended July 31, 2005
(Unaudited)
	Gammon Lake	Mexgold	Pro Forma	Note	Pro Forma
	Resources Inc	Resources Inc.	Adjustments		Consolidated
					Gammon Lake
					Resources Inc
	$	$	$		$

Revenue from mining operations		23,079,939			23,079,939

Expenses
Production costs		17,943,361			17,943,361
Depletion & amortization	537,540	4,652,671	7,824,861	3a	13,015,072
General and administrative	19,768,843	6,552,071	(160,910)	3b	30,764,626
			4,604,622	3c
Interest expense	-	814,686			814,686

	20,306,383	29,962,789			62,537,745

Loss before the undernoted items	(20,306,383)	(6,882,850)			(39,457,806)

Foreign exchange gain	312,172	725,149			1,037,321
Loss on equity investment	(1,226,000)		1,226,000	2e	-
Interest & sundry income	1,423,576	180,228	(160,910)	3b	1,442,894

	509,748	905,377			2,480,215

Loss before income tax	(19,796,635)	(5,977,473)			(36,977,591)
Future income tax recovery	(421,040)	(793,500)	(2,190,961)	3c	(3,405,501)

Net loss for the period	(19,375,595)	(5,183,973)			(33,572,090)

Basic and diluted loss per share	$(0.29)				$(0.38)

Weighted average number of common shares outstanding	66,002,431				87,788,764

4

Gammon Lake Resources Inc.
Pro Forma Notes to the Consolidated Statement of Operations
(Unaudited)

1. Basis of Presentation

The accompanying unaudited pro forma consolidated balance sheet of Gammon Lake Resources Inc. ("Gammon") as at June 30, 2006 and the unaudited pro forma consolidated statements of operations for the six months ended June 30, 2006, the five months ended December 31, 2005 and the twelve months ended July 31, 2005 (the "Pro Forma Statements") have been prepared for inclusion in the Business Acquisition Report dated as of October 20, 2006 (the "BAR") relating to the acquisition of Common Shares of Mexgold Resources Inc. ("Mexgold") by Gammon Lake Resources Inc. Pursuant to the Arrangement, Gammon has acquired all of the outstanding shares of Mexgold excluding the 13,850,000 shares previously held. Each Mexgold share was exchanged for 0.47 shares of Gammon. Completion of the Arrangement occurred on August 8, 2006.

The Pro Forma Statements have been prepared by management in accordance with the accounting policies disclosed in the December 31, 2005 audited consolidated financial statements of Gammon. The unaudited pro forma consolidated balance sheet gives effect to the transactions and assumptions as if they occurred at the date of the balance sheet and the pro forma consolidated statements of operations gives effect to the transactions as if they occurred on August 1, 2004. The pro forma adjustments reflect the Arrangement using the purchase method and are based on available information and certain estimates and assumptions. The actual adjustments to the consolidated financial statements of Gammon at closing will depend on a number of factors including changes in net book values of the entities between June 30, 2006 and the effective date of the Arrangement. Therefore, the actual adjustments will differ from the pro forma adjustments. Management of Gammon believes that the assumptions used provide a reasonable basis for presenting all of the significant effects of the transaction and that the pro forma adjustments give appropriate effect to those assumptions and are appropriately applied in the Pro Forma Statements. The Pro Forma Statements contain no immediate synergies or expenses that would positively or negatively impact existing operations. The Pro Forma Statements are not indicative of the results that actually would have occurred if the events reflected therein had been in effect on the date indicated or of the results which may be obtained in the future. No attempt has been made to conform the accounting policies of Gammon and Mexgold for purposes of these pro forma statements.

These pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements of Gammon for the five month period ended December 31, 2005, the consolidated financial statements of Mexgold for the eight month period ended December 31, 2005, the consolidated financial statements of Gammon for the year ended July 31, 2005, the consolidated financial statements of Mexgold for the year ended April 30, 2005 and the three month periods ended July 31, 2005 and 2004, as well as the unaudited interim consolidated financial statements of Gammon and Mexgold for the six months ended June 30, 2006. The statement of operations of Mexgold for the five months ended December 31, 2005, and for the twelve months ended July 31, 2005 have been constructed from the audited and unaudited financial statements referred to above.

5

Gammon Lake Resources Inc.
Pro Forma Notes to the Consolidated Statement of Operations
(Unaudited)

2. Pro Forma Consolidated Balance Sheet

The unaudited pro forma consolidated balance sheet as at June 30, 2006 gives effect to the following assumed transactions and assumptions as if they had taken place at that date.

a)    On August 8, 2006 Gammon Lake acquired all of the outstanding Common Shares of Mexgold excluding 13,850,000 Common Shares previously held by Gammon Lake for consideration of 0.47 Gammon common shares for a total of 21,786,333 Gammon shares. The business combination will be accounted for using the purchase method.

The acquisition has been funded by the issuance of Gammon common shares. The value ascribed to the common shares of $14.14 per share is based on the average closing price of Gammon common shares over a reasonable period of time pre and post acceptance of the Letter of Intent by the Mexgold Board. The fair value of the stock options and warrants outstanding under the Mexgold stock option plan has been recorded using the weighted average strike price and expiration.

The proposed acquisition of Mexgold Resources Inc. and the preliminary allocation of the purchase price is summarized as follows:

Consideration	$

Common shares representing the shares of Mexgold not already owned	308,058,755
Stock options and warrants	57,200,050
Transaction costs	3,312,320
Investment in Mexgold previously owned	18,196,000
386,767,125
Net assets acquired, at fair value

Cash and cash equivalents	35,070,369
Restricted funds	1,226,500
Other working capital, net	1,118,419
Deferred stock based compensation	5,428,375
Capital assets	17,361,952
Mining interests	261,508,098
Goodwill	140,319,190
Long term debt	(4,939,882)
Future employee benefits	(2,472,883)
Future income taxes	(67,853,013)
386,767,125

6

Gammon Lake Resources Inc.
Pro Forma Notes to the Consolidated Statement of Operations
(Unaudited)

In the presentation of these pro forma consolidated financial statements, the purchase consideration has been allocated on a preliminary basis to the fair value of assets acquired and liabilities assumed based on management's best estimates and taking into account all relevant information available at the time these statements were prepared. Gammon expects the actual amounts for each of the fair values of the assets and liabilities acquired will vary from the pro forma amounts and that the variation may be material. Transaction costs related to the proposed acquisition are approximately at $3,312,320.

b)     Related party balances have been adjusted to reflect the proposed acquisition, and historical related party transactions have been eliminated.

c)     The future income tax liability on the unaudited pro forma consolidated balance sheet has been determined on the basis of the difference between the net book values of the assets and liabilities assumed and Gammon's estimated tax bases after the completion of the proposed transaction. The proposed acquisition of Mexgold will result in an estimated future tax liability of $61,800,013. The estimated liability has been calculated using enacted future tax rates.

d)     Shareholders' equity has been adjusted to reflect the proposed acquisition of Mexgold and historical deficit of Mexgold have been eliminated.

e)     The long term investment in Mexgold has been eliminated against capital stock with an adjustment to the accumulated deficit to reflect the impact of Gammon's share of Mexgold's losses incurred to June 30, 2006, reported under equity accounting.

3. Pro Forma Consolidated Statement of Operations

The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2006, the five months ended December 31, 2005 and the year ended July 31, 2005 give effect to the following assumed transactions and assumptions as if they had taken place January 1, 2006, August 1, 2005 and August 1, 2004 respectively.

a)     Depletion has been adjusted to reflect the depletion of the mining interests acquired.

b)     Management fees charged to and incurred by Mexgold have been eliminated.

c)     Amortization of deferred stock compensation over the remaining term of the replacement options issued to Mexgold employees.

d)     The future income tax recovery has been calculated on the foregoing adjustments using enacted tax rates in effect.

7

Gammon Lake Resources Inc.
Pro Forma Notes to the Consolidated Statement of Operations
(Unaudited)

4. Pro Forma Loss Per Share

The pro forma loss per share figures have been calculated assuming the issuance of the 21,786,333 Gammon shares pursuant to the Arrangement:

a) Gammon weighted average shares outstanding June 30, 2006	78,725,419

Pro Forma weighted average shares outstanding June 30, 2006	100,511,752

b) Gammon weighted average shares outstanding December 31, 2005	73,831,114

Pro Forma weighted average shares outstanding December 31, 2005	95,617,447

c) Gammon weighted average shares outstanding July 31, 2005	66,002,431

Pro Forma weighted average shares outstanding July 31, 2005	87,788,764

The impact of the outstanding warrants and options on the pro forma loss per shares has been excluded, as they would anti-dilutive.

8